UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MagnaChip Semiconductor Corporation

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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c/o MagnaChip Semiconductor S.A.

1, Allée Scheffer, L-2520

Luxembourg, Grand Duchy of Luxembourg

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders of MagnaChip Semiconductor Corporation to be held on June 11, 2020, at 8:00 p.m. Eastern Daylight Time.

We are pleased to announce that this year’s annual meeting will again be held completely virtually via live interactive webcast on the Internet. You will be able to attend, vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/mx2020. We have enclosed the notice of our Annual Meeting of Stockholders, together with a proxy statement, a proxy and an envelope for returning the proxy.

You are asked to act upon proposals to:

(1)	elect the six director nominees named in the proxy statement to our Board of Directors;

(2)	conduct an advisory (non-binding) vote on the compensation of our named executive officers as described in the proxy statement;

(3)	ratify the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

(4)	approve the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan.

Your Board of Directors unanimously recommends that you vote “FOR” each nominee for director that the Board has selected, “FOR” the approval of the compensation of our named executive officers as described in the proxy statement, “FOR” the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and “FOR” the approval of the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan. Please carefully review the proxy statement and then complete and sign your proxy and return it promptly. If you attend the virtual meeting and decide to vote during the meeting, you may withdraw your proxy by voting at the meeting.

Your time and attention to this letter and the accompanying proxy statement and proxy are appreciated. Your vote is important. Please take the time to read the enclosed proxy statement and cast your vote via proxy or at the Annual Meeting of Stockholders.

Sincerely,

/s/ Nader Tavakoli	/s/ Young-Joon Kim
Nader Tavakoli	Young-Joon Kim
Chairman of the Board	Chief Executive Officer

April 29, 2020

MagnaChip Semiconductor Corporation

c/o MagnaChip Semiconductor S.A.

1, Allée Scheffer, L-2520

Luxembourg, Grand Duchy of Luxembourg

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 11, 2020

The Annual Meeting of Stockholders of MagnaChip Semiconductor Corporation, a Delaware corporation, will be held on Thursday, June 11, 2020, at 8:00 p.m. Eastern Daylight Time, via live interactive webcast on the Internet, for the following purposes:

(1)	to elect the six director nominees named in the proxy statement to our Board of Directors;

(2)	to conduct an advisory (non-binding) vote on the compensation of our named executive officers as described in the proxy statement;

(3)	to ratify the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

(4)	to approve the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan; and

(5)	to transact such other business as may properly come before the meeting.

Holders of record of our common stock at the close of business on Wednesday, April 15, 2020, are entitled to vote at the meeting. A list of stockholders entitled to vote will be available for inspection by stockholders of record for any purpose germane to the Annual Meeting during ordinary business hours at our offices at MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 60 South Market Street, Suite 750, San Jose, CA 95113, for ten days prior to the Annual Meeting. If you are a stockholder of record and would like to view this stockholder list, please contact Investor Relations at (408) 625-1262. Additionally, such list of stockholders will be made available for viewing electronically during the Annual Meeting, and instructions to access such list will be available on the date of the Annual Meeting at www.virtualshareholdermeeting.com/mx2020.

By Order of the Board of Directors

/s/ Theodore Kim
Theodore Kim
Executive Vice President, General Counsel, Chief
Compliance Officer and Secretary

April 29, 2020

1

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on June 11, 2020

The 2020 Proxy Statement and 2019 Annual Report are available, free of charge, at http://www.proxyvote.com.

MagnaChip Semiconductor Corporation’s Annual Report for the year ended December 31, 2019 is being mailed to stockholders concurrently with the 2020 Proxy Statement. The Annual Report contains financial and other information about MagnaChip Semiconductor Corporation, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting materials.

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Alternatively, if you are a holder of record of our common stock on the record date, you may vote your shares electronically either over the internet at http://www.proxyvote.com or by touch-tone telephone at 1-800-690-6903. Stockholders who attend the Annual Meeting may revoke their proxies and vote during the meeting at www.virtualshareholdermeeting.com/mx2020 if they so desire.

MagnaChip Semiconductor Corporation

c/o MagnaChip Semiconductor S.A.

1, Allée Scheffer, L-2520

Luxembourg, Grand Duchy of Luxembourg

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2020

GENERAL INFORMATION

Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors (the “Board”) of MagnaChip Semiconductor Corporation (the “Company,” “MagnaChip,” “we,” “us,” and “our”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held virtually via live interactive webcast on the Internet on June 11, 2020, at 8:00 p.m. Eastern Daylight Time. If you held shares of our Common Stock on April 15, 2020 (the “Record Date”), you are invited to attend the Annual Meeting at www.virtualshareholdermeeting.com/mx2020 and vote on the proposals described below under the heading “What am I voting on?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote over the Internet or by telephone.

The Notice of Annual Meeting of Stockholders, Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are being mailed to stockholders commencing on or about April 29, 2020.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

1.	Election of the six director nominees specified in this Proxy Statement to serve until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	Approval on an advisory (non-binding) basis of the compensation of our named executive officers as described in this Proxy Statement;

3.	Ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accountants for the fiscal year ending December 31, 2020; and

4.	Approval of the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

“FOR” the election of each of the six director nominees named in this Proxy Statement to hold office until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

“FOR” the approval on an advisory (non-binding) basis of the compensation of the named executive officers as described in this Proxy Statement;

“FOR” the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accountants for the fiscal year ending December 31, 2020; and

“FOR” the approval of the MagnaChip Semiconductor Corporation 2020 Equity Incentive and Compensation Plan.

Who can vote at the Annual Meeting?

If you were a holder of record of the Company’s common stock (the “Common Stock”) as of the close of business on April 15, 2020, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 35,054,682 shares of MagnaChip Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date.

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/mx2020. However, since you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker.

How can I attend the Annual Meeting?

If you are a stockholder of record or a beneficial owner as of April 15, 2020, you are invited to attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/mx2020. You must have your Control Number listed on the enclosed proxy card to enter the meeting. The webcast starts at 8:00 p.m. Eastern Daylight Time. You may vote and submit questions while attending the meeting on the Internet. Instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/mx2020. The audio broadcast will be archived on that website for one year.

What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated, proxy card to the Company without making any voting selections, the named proxies will vote your shares (1) “FOR” the election of each of the six director nominees named in this Proxy Statement to hold office until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified; (2) “FOR” the approval on an advisory (non-binding) basis of the compensation of our named executive officers as disclosed in this Proxy Statement; (3) “FOR” the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accountants for the fiscal year ending December 31, 2020; and (4) “FOR” the approval of the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan.

The Company does not expect that any matters other than the election of directors and the other proposals described in this Proxy Statement will be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

How are votes counted and what is a broker non-vote?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” “WITHHOLD,” abstentions and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matter in this Proxy Statement is Proposal Three—the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2020. Non-routine matters in this Proxy Statement are Proposal One—the election of directors, Proposal Two—the advisory (non-binding) vote on the compensation of our named executive officers and Proposal Four – the approval of the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any proposal at the Annual Meeting other than Proposal Three—the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2020. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum.

What is the voting requirement to approve each of the proposals?

Proposal One—Election of Directors

The election of director nominees requires a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. The director nominees receiving the highest number of “FOR” votes cast by the holders of our Common Stock entitled to vote at the Annual Meeting will be elected. Accordingly, “WITHHOLD” votes and broker non-votes will have no effect on the outcome of the election of directors. Stockholders have no right to cumulative voting as to any matters, including the election of directors.

Proposal Two—Advisory Vote on Compensation of our Named Executive Officers

The proposal to approve on an advisory (non-binding) basis the compensation of our named executive officers for the fiscal year ended December 31, 2019 as described in this Proxy Statement requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will therefore have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be included in calculating the number of votes entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

Proposal Three—Ratification of the Appointment of our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

The proposal to ratify the appointment of Samil PricewaterhouseCoopers requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will therefore have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this proposal.

Proposal Four —Approval of the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan

The proposal to approve the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will therefore have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not be included in calculating the number of votes entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

How do I vote my shares of MagnaChip Common Stock?

Stockholders may vote shares of our Common Stock using any of the following means:

Voting by Proxy Cards. A registered stockholder may vote shares until voting is completed at the Annual Meeting by returning a duly completed and executed proxy card in the postage-paid envelope included. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. For your mailed proxy card to be counted, we must receive it prior to the close of business on June 10, 2020.

Voting by Telephone or Internet. A registered stockholder may vote shares until 11:59 p.m. Eastern Daylight Time on June 10, 2020 by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his, her or its vote is recorded immediately.

Voting by Internet During the Annual Meeting. Instructions on how to attend and vote at the meeting are described at www.virtualshareholdermeeting.com/mx2020. If a stockholder attends the Annual Meeting and votes his, her or its shares during the meeting via the voting instructions described at www.virtualshareholdermeeting.com /mx2020 then any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts during the Annual Meeting. Further, if the shares are held of record by a broker and a stockholder wishes to vote at the Annual Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker.

Voting by “Street Name” Stockholders. If stockholders hold shares in “street name,” then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker. If “street name” stockholders wish to vote shares at the Annual Meeting, then they must obtain proxies from their broker in order to vote their shares at the Annual Meeting in accordance with the materials and instructions for voting provided by his, her or its broker. If a “street name” stockholder does not vote by proxy or otherwise give voting instructions to their broker, such shares will not be voted by the broker for Proposal One, Two or Four at the Annual Meeting.

Changing Votes. A stockholder may change his, her or its vote at any time before it is voted at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 60 South Market Street, Suite 750, San Jose, CA 95113, Attention: Secretary, which revocation or later-dated proxy is received by us prior to the close of business on June 10, 2020; (2) voting again by telephone or Internet in the manner described above prior to 11:59 p.m., Eastern Daylight Time, on June 10, 2020; or (3) attending the Annual Meeting and voting via the Internet during the meeting using the procedures described at www.virtualshareholdermeeting.com/mx2020. Attending the Annual Meeting via the Internet will not revoke a proxy unless the stockholder actually votes via the Internet during the meeting. “Street name” stockholders who wish to revoke or change their votes after returning voting instructions to their broker may do so in accordance with the materials and instructions provided by their broker or by contacting such broker to effect the revocation or change of vote.

How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the investor relations section of our website or www.magnachip.com or by writing to MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 60 South Market Street, Suite 750, San Jose, CA 95113, Attention: Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

The members of our Board are elected to one-year terms, with each director to serve until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. We have six authorized members on our Board. The number of directors may be changed by our Board from time to time by resolution of a majority of the authorized directors, or by amendment of our bylaws by the affirmative vote of 66-2/3% of the outstanding voting stock of the Company, voting together as a single class.

At the Annual Meeting, six directors are to be elected to hold office for a one-year term and until their successors are elected and qualified. The nominees to the Board are Mr. Melvin L. Keating, Mr. Young-Joon Kim, Dr. Ilbok Lee, Mr. Camillo Martino, Mr. Gary Tanner and Mr. Nader Tavakoli.

Information regarding the nominees and each continuing director is set forth below. Each of the nominees listed in the proxy statement has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board.

The following table sets forth certain information regarding our director nominees:

Name	Age	Position
Nader Tavakoli	62	Non-Executive Chairman of the Board and Member of the Audit Committee, the Compensation Committee and the Risk Committee
Melvin L. Keating	73	Director, Chair of the Audit Committee and Member of the Nominating and Corporate Governance Committee
Young-Joon (YJ) Kim	55	Director, Member of the Risk Committee, and Chief Executive Officer
Ilbok Lee	74	Director, Chair of the Nominating and Corporate Governance Committee and Member of the Risk Committee
Camillo Martino	58	Director, Chair of the Compensation Committee and Member of the Nominating and Corporate Governance Committee
Gary Tanner	67	Director, Chair of the Risk Committee and Member of the Audit Committee and the Compensation Committee

Nader Tavakoli, Non-Executive Chairman of the Board and Member of the Audit Committee, the Compensation Committee and the Risk Committee. Mr. Tavakoli became our Non-Executive Chairman of the Board in November 2018 and director in November 2009. Mr. Tavakoli is the former Chairman, CEO and President of Ambac Financial Group and Ambac Assurance Corporation, having led the operational and financial restructuring of Ambac from 2012 through 2016. Prior to assuming executive responsibility at Ambac, Mr. Tavakoli served as a financial advisor and independent director at the company, and served on the audit and compensation committees of Ambac’s board. Since 2013, Mr. Tavakoli has served as a Plan Administrator and Director of MF Global Inc., and also serves as the company’s court appointed Litigation Trustee charged with pursuing certain claims on behalf of the company’s stakeholders. Mr. Tavakoli also serves as the CEO and Plan Administrator of Cobalt International Energy and as the Trustee of TRU Taj LLC, the successor in interest of Toys R Us’ European and Australian operations. Mr. Tavakoli is also the Chairman and CEO of EagleRock Capital Management, a private investment partnership based in New York City. Prior to founding EagleRock in 2002, Mr. Tavakoli managed substantial investment portfolios with Odyssey Partners and Highbridge Capital Management. Mr. Tavakoli began his professional career as an attorney with the New York City law firm of Milbank, where he represented institutional clients in banking, litigation and corporate restructuring matters. Mr. Tavakoli previously served as Chairman of the Board of the holding company for Aman Resorts Group, an international hospitality and real estate development company, and was a director of NextWave Wireless, Inc., prior to that company’s acquisition by AT&T Inc. in January 2013. Mr. Tavakoli is the past chair of the

Montclair State University Foundation Board and its investment committee. Mr. Tavakoli holds a B.A. in History from Montclair State University, where he was selected Valedictorian, and a Juris Doctor from the Rutgers Law School, where he was an Editor of the Rutgers Law Review. Mr. Tavakoli is a Governance Leadership Fellow of the National Association of Corporate Directors. Our Board has concluded that Mr. Tavakoli should serve on the Board based upon his familiarity with our business and his extensive investing and corporate governance experience.

Melvin L. Keating, Director, Chair of the Audit Committee and Member of the Nominating and Corporate Governance Committee. Mr. Keating became our director in August 2016. Mr. Keating serves as a consultant, providing investment advice and other services to private equity firms and corporations, since November 2008. In addition, since September 2015, Mr. Keating serves as a director of Agilysys Inc., a leading technology company that provides innovative software for point-of-sale (POS), property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. Mr. Keating also currently serves as a director of Harte Hanks, Inc., a leader in developing customer relationships, experiences and defining interaction-led marketing. During the past five years, Mr. Keating also served on the boards of directors of the following public companies: SPS Commerce, Inc. (2018-2019); Vitamin Shoppe, Inc. (2018-2019); Red Lion Hotels Corporation (2010-2017); and API Technologies Corp (2011-2016). Mr. Keating holds a B.A. degree in Art History from Rutgers University (where he was a Henry Rutgers Scholar), as well as an M.S. in Accounting (he was a Shell Oil Fellow) and an M.B.A. in Finance (he was a Benjamin Franklin Fellow), both from the Wharton School of the University of Pennsylvania. Our Board has concluded that Mr. Keating should serve on the Board based upon his extensive experience advising technology companies.

Young-Joon (YJ) Kim, Director, Member of the Risk Committee and Chief Executive Officer. Mr. YJ Kim became our Chief Executive Officer in May 2015 and has also served as a director on our Board since that time. In February 2020, Mr. Kim assumed the additional role of General Manager of the Display business to capitalize on attractive growth opportunities in OLED display and other relevant emerging markets. He is also serving as the acting General Manager of Foundry Services Group, a position he has held since January 2019. Mr. Kim joined our company in May 2013 and served as our Executive Vice President and General Manager, Display Solutions Division. He was promoted to Interim Chief Executive Officer in May 2014. Prior to joining our company, Mr. Kim held a variety of senior management roles at several global semiconductor firms in a career spanning about 31 years. His past roles include marketing, engineering, product development and strategic planning, and his product expertise includes microprocessors, network processors, FLASH, EPROM, analog, mixed-signal, sensors, workstations and servers. Immediately before joining our company, Mr. Kim served as Vice President, Infrastructure Processor Division, and General Manager of the OCTEON Multi-Core Processor Group of Cavium, Inc., where he worked from 2006 to 2013. Prior to Cavium, Mr. Kim served as Core Team Lead and General Manager of the Tolapai Program at Intel Corporation from 2004 to 2006. In 1998, Mr. Kim co-founded API Networks, a joint venture between Samsung and Compaq, where he served as the head of product management, worldwide sales and business development for Alpha processors. Prior to API Networks, Mr. Kim served as Director of Marketing at Samsung Semiconductor, Inc. from 1996 to 1998. Mr. Kim began his career as a product engineer at Intel Corporation. Mr. Kim holds B.S. and M. Eng. degrees in Electrical Engineering from Cornell University. Our Board has concluded that Mr. YJ Kim is a valuable member of the Board based on his understanding of our company’s products and technology as our Chief Executive Officer and his deep knowledge of the semiconductor industry.

Ilbok Lee, Director, Chair of the Nominating and Corporate Governance Committee, and Member of the Risk Committee. Dr. Lee has been our director since August 2011. Dr. Lee was an advisor/consultant to the Configurable Mixed-signal Business Unit of Dialog Semiconductor, Inc., which acquired Silego Technology Inc., a semiconductor company from October 2017 to December 2018. Dr. Lee served as Executive Chairman of Silego from August 2016 to October 2017. Dr. Lee served as Silego’s Chairman of the Board from March 2015 to August 2016 and as Silego’s Chief Executive Officer from Silego’s inception in October 2001 until August 2016. From April 1999 to September 2001, Dr. Lee served as Senior Vice President and General Manager of the

Timing Division at Cypress Semiconductor Corp., a public semiconductor company, and from May 1992 to March 1999 served as President and Chief Executive Officer of IC Works, Inc., a semiconductor company he co-founded that was acquired by Cypress in 2001. Dr. Lee co-founded Samsung Semiconductor, Inc. (U.S.A.) in July 1983 and served in various positions at the company, including President and Chief Executive Officer, until May 1992. Prior to Samsung, Dr. Lee served in various technical and managerial positions at Intel and National Semiconductor. Dr. Lee served as a member of the board of directors for Sierra Monolithic, a privately held semiconductor company, from 2002 through 2009. Dr. Lee also served on the board of directors of two public companies: ESS Technology and V3 Semiconductor. Dr. Lee received a Ph.D. and M.S.E.E. from the University of Minnesota and a B.S.E.E. from Seoul National University. Our Board has concluded that Dr. Lee should serve on our Board based upon his extensive experience in the semiconductor industry.

Camillo Martino, Director, Chair of the Compensation Committee and Member of the Nominating and Corporate Governance Committee. Mr. Martino became our director in August 2016. Mr. Martino currently also serves as a member of the board of directors for Sensera Limited. Mr. Martino also serves as a member of the board of directors at multiple privately-held companies, including VVDN Technologies and SAI Technology, CyberForza and KeraCel. Mr. Martino previously served as a director of Cypress Semiconductor from June 2017 through to April 2020 and was also the Chief Executive Officer of Silicon Image Inc. from January 2010 until the completion of its sale to Lattice Semiconductor Corporation in March 2015. From January 2008 to December 2009, Mr. Martino served as Chief Operating Officer of SAI Technology Inc., where he also served as a director from June 2006 to November 2010. From July 2005 to June 2007, Mr. Martino served as a director, the President and Chief Executive Officer of Cornice Inc. From August 2001 to July 2005, Mr. Martino served as the Executive Vice President and Chief Operating Officer at Zoran Corporation. Prior to that, Mr. Martino held multiple positions with National Semiconductor Corporation for a total of nearly 14 years, and in four different countries. Mr. Martino holds a Bachelor of Applied Science degree from the University of Melbourne and a Graduate Diploma from Monash University in Australia. Our Board has concluded that Mr. Martino should serve on the Board based upon his extensive experience advising technology companies.

Gary Tanner, Director, Chair of the Risk Committee and Member of the Audit Committee and the Compensation Committee. Mr. Tanner became our director in August 2015. Mr. Tanner also served as our Non-Executive Chairman of the Board from September 2016 to November 2018. Mr. Tanner served as a director of Winstek Semiconductor Corp. which is listed on the Taiwan Stock Exchange (OTC) from September 2015 until November 2017 when majority ownership of Winstek Semiconductor was acquired by Siguard Corporation. Mr. Tanner served as Executive Vice President and Chief Operations Officer of International Rectifier Corporation from January 2013 to July 2015. Mr. Tanner also served as a director at STATS ChipPac Ltd. from July 2012 until August 2015. Prior to joining International Rectifier Corporation, Mr. Tanner was the principal in GWT Consulting and Investments LLC, a firm that provided consulting services to International Rectifier Corporation from January through December 2012. Mr. Tanner previously served as Chief Executive Officer at Zarlink Semiconductor, Inc. (“Zarlink”), from May 2011 to October 2011, when Zarlink was acquired by Microsemi Corporation in October 2011. Prior to his role as Chief Executive Officer of Zarlink, from November 2009 to May 2011, Mr. Tanner served as Chief Operating Officer at that company. Mr. Tanner joined Zarlink in August 2007 as Senior Vice President of Worldwide Operations via the acquisition of Legerity, Inc., where Mr. Tanner served as the Vice President of Operations from November 2002 until August 2007. Before Legerity and Zarlink, Mr. Tanner worked for nine years at Intel Corporation, where he held various positions managing domestic and international manufacturing operations. Prior to Intel, Mr. Tanner held various management positions in fab operations at National Semiconductor, Texas Instruments and NCR Corporation. Our Board has concluded that Mr. Tanner should serve on the Board based upon his extensive experience in the semiconductor industry.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

The Board reviews the independence of each director annually. In determining the independence of our directors, our Board considered Section 303A of the NYSE listing standards and broadly considered the materiality of each director’s relationship with us. Based upon the foregoing criteria, our Board has determined that the following directors are independent: Mr. Keating, Dr. Lee, Mr. Martino, Mr. Tanner and Mr. Tavakoli.

Board Meetings

The Board held 48 meetings during fiscal year 2019. None of the directors attended fewer than 75 percent of the aggregate number of Board meetings and meetings of committees of the Board on which each of them served.

Attendance at Annual Meeting

The Company’s Corporate Governance Guidelines as currently in effect provide that all directors shall make every effort to attend the Company’s annual meeting of stockholders. Except Mr.  Martino, all of our directors attended our 2019 Annual Meeting of Stockholders.

Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. The Board establishes ad hoc committees from time to time, which currently include the Strategic Review Committee and Financing Committee.

The Board has adopted written charters for the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. These charters, as well as our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, are posted and available on our website at www.magnachip.com. The information on or accessible through our website is not a part of or incorporated by reference in this proxy statement.

Audit Committee

Our Audit Committee consists of Mr. Keating, as Chair, Mr. Tanner and Mr. Tavakoli. Our Board has determined that Mr. Keating is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended. Our Board has also determined that each of Mr. Keating, Mr. Tanner and Mr. Tavakoli is independent as that term is defined in Section 303A of the New York Stock Exchange (“NYSE”) listing standards and Rule 10A-3 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee held ten meetings in 2019. The primary purpose of the Audit Committee is to assist our Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to the public, the SEC and any other governmental regulatory body, and on the Company’s compliance with other legal and regulatory requirements. The Audit Committee is responsible for the appointment, retention, review and oversight of the Company’s independent auditor, and the review and oversight of the Company’s internal financial reporting, policies and processes. The Audit Committee is also responsible for reviewing related party transactions, risk management, and legal and ethics compliance.

Compensation Committee

Our Compensation Committee consists of Mr. Martino, as Chair, Mr. Tanner and Mr. Tavakoli. Our Board has determined that each of Mr. Martino, Mr. Tanner and Mr. Tavakoli is independent under applicable NYSE listing standards.

The Compensation Committee held 13 meetings in 2019. The Compensation Committee has overall responsibility for evaluating and approving our executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. In March 2016, the Board created the Employee Equity Committee and delegated to it the authority to determine the recipients and timing of awards under the Company’s equity-based compensation plans within the parameters established by the Board.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Lee, as Chair, Mr. Keating and Mr. Martino. Our Board has determined that each of Dr. Lee, Mr. Keating and Mr. Martino is independent under applicable NYSE listing standards.

The Nominating and Corporate Governance Committee held three meetings in 2019. The Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends director nominees, recommends board members for committee membership, develops and recommends corporate governance principles and practices and director orientation and continuing education, oversees the evaluation of our Board and its committees and formulates a description of the skills and attributes of desirable board members. The Nominating and Corporate Governance Committee will also consider candidates recommended by our stockholders so long as the proper procedures are followed.

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting must provide timely notice of such nominations in writing. To be timely, a stockholder’s notice generally must be received in writing at the Company’s offices at MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 60 South Market Street, Suite 750, San Jose, CA 95113, Attention: Secretary, not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Company’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the stockholders to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. A stockholder’s notice must set forth, among other things,

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the name and address of the stockholder who intends to make the nomination, and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made and of the person or persons to be nominated;

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a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	certain information regarding the ownership and other interests of the stockholder or such other beneficial owner;

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a description of all arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

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a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and such other beneficial owner, if any, and their respective affiliates and associates and each proposed nominee;

•	certain other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•	the consent of each nominee to serve as a director of the Company if so elected.

A stockholder must also comply with all other applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act with respect to matters relating to nominations of candidates for directors. The preceding is a summary of the stockholder nomination procedures set forth in our bylaws as currently in effect, and we refer our stockholders to the full text of Section 2.15 and such other applicable provisions of our bylaws as in effect from time to time for the specific requirements of such director nomination procedures by stockholders.

In addition to the formal procedures set forth in our bylaws for the nomination of directors by stockholders, the Nominating and Corporate Governance Committee has adopted a Policy Regarding Director Nominations pursuant to which it may from time to time evaluate candidates for nomination as director that come to its attention through incumbent directors, management, stockholders or third parties. Such informal recommendations by stockholders should be directed to the attention of the Nominating and Corporate Governance Committee as set forth below under “—Communications with Directors.” The Nominating and Corporate Governance Committee has and may in the future, if it deems appropriate under the circumstances, engage a third-party search firm to assist in identifying qualified candidates.

The Nominating and Corporate Governance Committee seeks director candidates who possess high quality business and professional experience, possess the highest personal and professional ethics, integrity and values, and who have an inquisitive and objective perspective and mature judgment. Director candidates must also be committed to representing the best interests of our stockholders and have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. The Nominating and Corporate Governance Committee has no formal policy on diversity in identifying potential director candidates, but does regularly assess the needs of the Board for various skills, background and business experience in determining if the Board requires additional candidates for nomination.

Risk Committee

Our Risk Committee consists of Mr. Tanner, as Chair, Mr. YJ Kim, Dr. Lee and Mr. Tavakoli. The Risk Committee held three meetings in 2019. The Risk Committee assists the Board in its oversight of the Company’s management of key risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks. The Risk Committee’s primary responsibility is to oversee and approve the implementation of Company-wide risk and crisis management best practices. Other responsibilities of the Risk Committee include providing input to management in identifying, assessing, mitigating and monitoring enterprise-wide risks the Company faces, including cybersecurity risks, and reviewing the Company’s business practices, compliance activities and enterprise risk management and making recommendations to the Board related to such review.

Board Leadership Structure

Separation of Chairman and Chief Executive Officer

Our Corporate Governance Guidelines state that the Board shall elect its Chairman and appoint the Company’s Chief Executive Officer according to its view of what is best for the Company at any given time. The Board does not believe there should be a fixed rule as to whether the offices of Chairman and Chief Executive

Officer should be vested in the same person or two different people, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to play these roles may dictate different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interest of the Company.

Currently, Mr. Tavakoli serves as the Company’s Chairman of the Board, and Mr. YJ Kim serves as the Company’s Chief Executive Officer. Following the Annual Meeting, Mr. Tavakoli is expected to continue to serve as Chairman of the Board, subject to his election as a director at the Annual Meeting. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.

Lead Director

In the event that positions of Chairman and Chief Executive Officer are held by the same person, on an annual basis the independent members of the Board will select a lead director from the independent directors then serving on the Board (the “Lead Director”). The length of service as Lead Director is subject to the Board’s discretion, but will be a minimum of one year. The Lead Director has the authority to call meetings of the independent directors.

Executive Sessions of the Board

The Company’s non-management directors meet at regularly scheduled Board meetings in executive session without management present. In 2019, the Chairman presided over the meetings of the non-management directors. In addition, in accordance with our Corporate Governance Guidelines, the independent members of the Board meet at least twice a year in executive session, with the Chairman setting the agenda and presiding over such meetings.

Presiding Director

In accordance with our Corporate Governance Guidelines, the presiding director of the Board is the Chairman of the Board, if present, or in such person’s absence and if applicable, the Lead Director, or in such person’s absence, the Audit Committee Chairman, or in such person’s absence, the independent director present who has the most seniority on the Board. The presiding director presides at all meetings of the Board and is responsible for chairing the Board’s executive sessions.

Board Role in Risk Oversight

Our Board is responsible for overseeing our management of risk. The Board created a Risk Committee to assist in overseeing management’s identification and evaluation of key enterprise risks to the Company, as well as guidelines, policies and processes for monitoring and mitigating such risks. In particular, the Risk Committee focuses on strategic enterprise risks, including risks associated with intellectual property; business operations and disaster recovery capabilities; and data security, privacy, technology and information security policies, procedures, and internal controls, including those related to cybersecurity and cyber incident responses and reporting procedures.

Our Audit Committee also has certain statutory, regulatory, and other responsibilities with respect to oversight of risk assessment and risk management. Specifically, the Audit Committee is responsible for overseeing policies with respect to financial risk assessment and those other items specifically set forth in our Audit Committee charter. The Risk Committee coordinates with the Audit Committee as necessary and appropriate to enable the Audit Committee to perform its responsibilities.

The Board’s other independent committees also oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks to our business associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. Our Board believes that our compensation programs are designed such that they will not incentivize unnecessary risk taking. The base salary component of our compensation program is a fixed amount and does not depend on performance. Payout levels under our cash incentive program are capped and payout opportunities may be achieved on a straight-line interpolation basis between threshold and target levels, and between the target and maximum levels. In addition, non-GAAP performance metrics are used in our cash incentive program to align achievement with our business strategy. Our equity awards are limited by the terms of our equity plans to a fixed maximum amount specified in the plan, and are subject to vesting to align the long-term interests of our executive officers with those of our stockholders. Our Board adopted a clawback policy to provide for the recoupment of certain executive compensation in the event of an accounting restatement resulting from the Company’s material noncompliance with financial reporting requirements under the federal securities laws. See “Executive Compensation—Compensation Discussion and Analysis—Clawback Policy” contained elsewhere in this Proxy Statement.

Director Orientation and Continuing Education

Our Nominating and Corporate Governance Committee oversees the orientation process for new members of our Board to ensure that they are familiar with the Company’s operations, financial matters, corporate governance practices and other key policies and practices through the preparation and review of background material and management meetings as appropriate. In addition, our Nominating and Corporate Governance Committee seeks to identify and encourage training and continuing education opportunities for all directors in order to improve both our Board and its committees’ performance. Senior management assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties. In furtherance of these efforts, in 2019 the Company enrolled each of its directors with a full Board membership in the National Association of Corporate Directors (NACD), which provides corporate governance resources, education, information, and research on leading board practices.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We will provide a copy of our Code of Business Conduct and Ethics without charge to any person upon written request made to our Secretary at MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 60 South Market Street, Suite 750, San Jose, CA 95113. Our Code of Business Conduct and Ethics is also available on our website at www.magnachip.com. We will disclose any waivers or amendments to the provisions of our Code of Business Conduct and Ethics on our website.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with our management and Samil PricewaterhouseCoopers, our independent registered public accounting firm, our audited financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2019. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Samil PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding Samil PricewaterhouseCoopers’s communications with the Audit Committee concerning independence, and has discussed with Samil PricewaterhouseCoopers its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 21, 2020.

Audit Committee:

Melvin L. Keating, Chair

Gary Tanner

Nader Tavakoli

Communications with Directors

A stockholder or other interested party who wishes to communicate directly with the Board, a committee of the Board, the non-management or independent directors as a group, or with the Chairman or any other individual director, regarding matters related to the Company should send the communication to:

Board of Directors

or Chairman, individual director, committee or group of directors

MagnaChip Semiconductor Corporation

c/o MagnaChip Semiconductor, Inc.

Corporate Secretary

60 South Market Street, Suite 750

San Jose, CA 95113

Facsimile: (408) 625-5990

We will forward all stockholder and other interested party correspondence about the Company to the Board, a committee of the Board, the non-management or independent directors as a group, or an individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

2019 Director Compensation

Each of our non-employee directors was eligible to earn a quarterly cash retainer, additional fees based on committee service and equity awards in 2019 pursuant to our director compensation policy, which is described in further detail below.

Cash Compensation

In 2019, our non-employee directors were eligible to receive the following types of cash compensation for their services on the Board.

•	Quarterly Board Service Retainer (all non-employee directors): $18,750

•	Quarterly Chair Service Fees:

•	Chairman of the Board: $18,750

•	Chair of our Audit Committee: $6,250

•	Chair of our Compensation Committee: $3,750

•	Chair of our Nominating and Corporate Governance Committee: $2,500

•	Chair of our Risk Committee: $2,500

•	Quarterly Committee Member (non-Chair) Service Fees:

•	Audit Committee: $3,750

•	Compensation Committee: $2,500

•	Nominating and Corporate Governance Committee: $1,250

•	Risk Committee: $1,250.

Our director compensation policy also provides that the Lead Director of the Board, if any, would receive an additional cash fee of $11,250 per quarter. No Lead Director was appointed for 2019. Since the dissolution of the Advisory Committee of the Board in November 2018, Mr. Camillo Martino has served as an advisor to the CEO. In such capacity, Mr. Martino received a fee of $10,000 per visit to the Company’s headquarters in Korea. In 2019, the Board engaged Mr. Tanner and Mr. Keating to serve as advisors to the CEO and CFO on an as-needed basis. Such directors receive a fee of $10,000 for each on-site visit to the Company’s Korean headquarters in their capacity as advisors and $5,000 for a trip that is one full day or less.

Equity Compensation

In 2019, our non-employee directors were also eligible to receive the following types of equity awards:

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Annual Equity Awards: Each non-employee director is eligible to receive a restricted stock unit (“RSU”) award having a grant date fair value equal to $165,000. In addition, each non-employee director is eligible to receive an RSU award having a grant date fair value equal to $20,000 for such director’s service as the chair of the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee or Risk Committee, as applicable; and an RSU award having a grant date fair value equal to $10,000 for such director’s service as a non-chair member of the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee or Risk Committee, as applicable. The RSU awards vest in full on the earlier of (x) the first anniversary of the date of grant and (y) the meeting date of the Annual Meeting of Stockholders that occurs in the year following the year in which the RSU is granted, with such grants being made on the earlier of (A) the meeting date of the Company’s Annual Meeting of Stockholders for such year and (B) August 31 of such year.

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Initial Equity Awards: If a non-employee director’s initial appointment to the Board or a Board committee occurs other than at an Annual Meeting of Stockholders, such director will be granted an RSU award having an aggregate grant date fair value equal to (x) the applicable grant date fair value amount for applicable Board or committee membership multiplied by (y) the quotient obtained by dividing the number of days elapsed from the date of initial appointment to the date of the Company’s next Annual Meeting of Stockholders (or, if earlier, August 31 of such year), by 365, with such grants to vest in full on the date of the Company’s next Annual Meeting of Stockholders (or, if earlier, August 31 of such year).

All non-employee director equity awards will be granted under the Company’s equity incentive plan in effect at the time of such grants.

The following table sets forth the total compensation earned by our non-employee directors during the year ended December 31, 2019. Mr. YJ Kim, our Chief Executive Officer, does not earn any fees for his service on the Board.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(1)	Total ($)
Melvin Keating	105,000	195,000	5,000	305,000
Ilbok Lee	90,000	195,000	—	285,000
Camillo Martino	95,000	195,000	30,000	320,000
Gary Tanner	110,000	205,000	20,000	335,000
Nader Tavakoli	180,000	195,000	—	375,000

(1)	Consists of the amount of cash compensation earned in 2019 for Board service, committee service and advisory visit fees as described in the table below.

Name	Board Retainer ($)	Chair Service Fees ($)	Committee Service Fees ($)	Advisory Visit Fees ($)	Total ($)
Melvin Keating	75,000	25,000	5,000	5,000	110,000
Ilbok Lee	75,000	10,000	5,000	—	90,000
Camillo Martino	75,000	15,000	5,000	30,000	125,000
Gary Tanner	75,000	10,000	25,000	20,000	130,000
Nader Tavakoli	75,000	75,000	30,000	—	180,000

(2)	Represents the aggregate grant date fair value of RSU awards granted in 2019.
(3)	As of December 31, 2019, the number of shares of our common stock underlying outstanding stock options and RSU awards held by our non-employee directors who served during 2019 were as follows:

Name	RSUs (#)	Stock Options (#)
Melvin Keating	50,808	49,737
Ilbok Lee	57,122	204,593
Camillo Martino	50,808	49,737
Gary Tanner	58,804	93,117
Nader Tavakoli	58,032	212,793

As of December 31, 2019, the following number of RSUs included in the table above were vested but not yet settled under the terms of the applicable RSU agreements: Mr. Keating—31,405 RSUs; Dr. Lee—37,719 RSUs; Mr. Martino—31,405 RSUs; Mr. Tanner—38,406 RSUs; and Mr. Tavakoli—38,629 RSUs. Please see the section entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding all shares of common stock beneficially owned by our non-employee directors.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been an officer or employee of our Company during the last fiscal year. During 2019, decisions regarding executive officer compensation were made by our Compensation Committee. Mr. YJ Kim, our Chief Executive Officer, participated in deliberations of our Compensation Committee regarding the determination of compensation of our executive officers other than himself for 2019 and prior periods. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or the compensation committee of another entity that has one or more executive officers serving on our Board.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes and analyzes our executive compensation program for the following MagnaChip executive officers who served (and are listed by the positions held) in 2019 (collectively, our “named executive officers”):

•	Young-Joon Kim, our Chief Executive Officer;

•	Jonathan Kim, our Chief Financial Officer, Executive Vice President and Chief Accounting Officer;

•	Theodore Kim, our Chief Compliance Officer, Executive Vice President, General Counsel and Secretary;

•	Woung Moo Lee, our Executive Vice President and General Manager, Standard Products Group; and

•	Tae Jong Lee, our former Executive Vice President and General Manager, Foundry Services Group.

Tae Jong Lee resigned as our Executive Vice President and General Manager of our Foundry Services Group on January 9, 2019 and Jonathan Kim resigned as our Executive Vice President and Chief Financial Officer on March 27, 2020.

Executive Summary

The Compensation Committee of our Board (the “Committee”) has the primary responsibility for developing and maintaining a compensation program for our senior management, including our named executive officers. The Committee believes that our executive compensation program should play a key role in our operating and financial success. The Committee also strives to design and create compensation programs that balance the competitiveness of the compensation program while holding executives accountable for our long term strategy and values. In light of our unique situation in that all of our senior executives live in Korea, the Committee believes that our ability to retain executive talent is critical to our long-term success. The Committee believes that it is important to maintain compensation programs that include strong stock ownership elements and performance-focused equity awards.

Compensation Decisions

In 2018, the Committee conducted a fresh and holistic review of our existing compensation arrangements for our Chief Executive Officer and other executive officers. The Committee believes that ongoing evaluations are necessary to ensure that our compensation program for our named executive officers is aligned with our compensation philosophy and our stockholders.

During this review, the Committee worked with its outside legal counsel and its compensation advisor to develop a comprehensive executive compensation program that would further align the interests of our executive officers with our stockholders and incentivize achievement of our short-term operational goals as well as long-term value creation. The Committee’s review included a thorough examination and comparison of our equity compensation practices, as well as our Chief Executive Officer’s and certain of our other named executive officers’ employment agreements and severance arrangements, to market practices in our industry. This analysis was one factor that the Committee considered when making its decisions regarding 2019 compensation.

New Employment Agreements with certain of our Named Executive Officers

In connection with the Committee’s review of our existing arrangements, in 2018 we entered into a new employment agreement with YJ Kim, our Chief Executive Officer (the “New YJ Kim Agreement”), Theodore

Kim, our Chief Compliance Officer and General Counsel (the “New T. Kim Agreement”), and Woung Moo Lee, General Manager of Standard Products Group (the “New WM Lee Agreement,” and together with the New YJ Kim Agreement and the New T. Kim Agreement, the “New Executive Agreements”).

The New Executive Agreements reflect the following changes to Mr. YJ Kim’s, Mr. T. Kim’s and Mr. WM Lee’s respective prior arrangements to bring each within market practices:

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Removed provision providing for so-called “single-trigger vesting” of all outstanding equity awards to allow flexibility with respect to future grants (and introduced so-called “double-trigger vesting” of new time-based equity awards);

•	Removed post-termination continuation of certain perquisites;

•	Removed executive-friendly legal fees provision;

•	Removed certain carveouts and qualifiers to “cause” definition;

•	Reduced non-“change in control” severance multiples;

•	Reduced post-termination expatriate benefit continuation periods;

•	Clarified terms of expatriate benefits, as applicable, in order reflect current entitlements; and

•	Introduced performance-based equity awards, resulting in a greater pay for performance alignment.

Performance Based Equity Program

In 2018, consistent with the Committee’s desire to provide compensation that is largely “at risk” while still competitive with our peers with whom we compete for talent, our redesigned equity compensation program included performance-based restricted stock units (“PSUs”) along with service-based RSUs. The Committee believes that the introduction of PSUs to our executive compensation program is consistent with, explicitly linked to, and supports our strategic objective of enhancing stockholder value which has been continued to be reflected for the equity awards granted in 2019.

The New Executive Agreements contemplate the grant of PSUs that are earned based on the achievement of financial goals (collectively, the “Financial PSUs”) and PSUs that are earned based on our three-year total stockholder return (“TSR”) relative to the S&P Semiconductor Index (the “TSR PSUs”). For 2018, the financial performance goals established by the Committee for the Financial PSUs were based on our internal plans, which use non-GAAP (generally accepted accounting principles) measures that our Board and executive officers find useful in managing our business. They consisted of revenue, Adjusted EBITDA (as defined below) and gross profit. In structuring the relative TSR calculation and selecting the index, the Committee wanted to compare our stock price performance to that of a large, steady-state group of semiconductor companies on a basis designed to eliminate any short-term aberrations in stock price at the start or the end of the performance period. The Committee believes that these elements create a well-diversified set of performance goals, including a focus on revenue as our key growth driver, profitability, and cash generation.

In order for any PSUs to be earned and vest, the performance must meet or exceed a threshold level of performance during the applicable performance period.

Given our desire to continue the momentum of our 2018 business strategies, while maintaining our ability to adapt to changing conditions in our industry, the Committee determined that it was appropriate to use revenue, gross profit and adjusted EBITDA as the performance measures for the 2019 Financial PSUs as well as our short-term cash incentive program.

The general terms of the equity awards contemplated by our 2019 executive compensation program are summarized below (as redesigned in 2018):

Service-Based RSUs	Financial PSUs	TSR PSUs
• Vest over three years in specified tranches, subject to executive’s continued employment through each applicable vesting date.

•   Annual grants with one-year performance period.

•   Vesting is based on achievement of financial goals aligned with measuring our performance against our business strategy, with specific performance goals established by the Committee annually.

•   For 2019, performance goals are based on revenue, adjusted EBITDA (1) and gross profit metrics.

•   Annual grants with three-year performance period.

•   Cliff-vesting at the end of the three-year performance period.

•   Vesting is based on three-year TSR of the Company relative to other entities in the S&P Semiconductor Index, determined by the percentile rank of the Company’s TSR relative to the TSR of each other entity in such index.

(1)

Adjusted EBITDA means Company’s GAAP net income (loss) before interest expense, net, income tax expenses (benefits), depreciation and amortization, adjusted to exclude (i) restructuring and other charges (gains), net, (ii) early termination charges, (iii) equity-based compensation expense, (iv) foreign currency loss (gain), net, (v) derivative valuation loss (gain), net, (vi) loss on early extinguishment of long-term borrowings, net and (vii) others.

Compensation Philosophy and Objectives

The Committee has overall responsibility for administering our compensation programs for our named executive officers. The Committee’s responsibilities consist of evaluating, approving and monitoring our named executive officer and director compensation plans, policies and programs, as well as each of our equity-based compensation plans and policies.

The Committee seeks to establish overall compensation for named executive officers that is fair, reasonable and competitive. The Committee evaluates our compensation packages to ensure that:

•	We maintain our ability to attract and retain superior executives in critical positions;

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our executives are incentivized and rewarded for corporate growth, achievement of long-term corporate objectives and individual performance that meets or exceeds our expectations without encouraging unnecessary risk-taking; and

•	compensation provided to critical executives remains competitive relative to the compensation paid to similarly situated executives of companies in the semiconductor industry.

The Committee believes that the most effective executive compensation packages align executives’ interests with those of our stockholders by rewarding performance that exceeds specific annual, long-term and strategic goals that are intended to improve stockholder value. These objectives include the achievement of financial performance goals and progress on projects that our Board anticipates will lead to future growth, as discussed more fully below.

The information set forth below in this Compensation Discussion and Analysis describes the Committee’s historical approach in realizing the general philosophy described above.

Say on Pay Vote and Stockholder Input

The Committee has responsibilities to ensure that the compensation paid to our executive officers aligns with the interests of our stockholders and the Company’s compensation philosophy. As such, the Committee considered the approval by advisory votes cast for the “Say on Pay” vote and its frequency relating to the compensation of our named executive officers since the Company’s 2018 Annual Meeting. At the 2018 Annual Meeting, approximately 96% of the stockholders voted “1 Year” for the frequency of future advisory votes and the Committee, after carefully reviewing and considering of the advisory votes of the stockholders, determined that the Company will continue to have advisory vote on the compensation of the Company’s named executive officers on an annual basis. Approximately 98.7% of the stockholders at the 2019 Annual Meeting voted to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2019 proxy statement. With the result of the advisory votes, the Committee determined that the Company’s executive compensation elements continued to be appropriate. Therefore, the Company did not make any changes to its executive compensation program or arrangements as a direct result of the 2019 Say on Pay vote.

Timing of Compensation Decisions

Generally, at the end of each annual evaluation period, our Chief Executive Officer reviews the performance of the other executive officers and presents his conclusions and recommendations to the Committee. At that time and throughout the year, the Committee also evaluates the performance of our Chief Executive Officer, which is measured in substantial part against our consolidated financial performance. In the first quarter of our fiscal year, the Committee typically establishes the elements of our short-term cash incentive plan for the upcoming year. With respect to newly hired employees, our practice is typically to approve equity grants at the first meeting of the Committee following such employee’s hire date. We do not have any program, plan or practice to time equity award grants in coordination with the release of material non-public information. From time to time, additional equity awards may be granted to executive officers during the fiscal year.

Role of Executive Officers in Compensation Decisions

For named executive officers other than our Chief Executive Officer, we have historically sought and considered input from our Chief Executive Officer in making determinations regarding executive compensation. Our Chief Executive Officer annually reviews the performance of our other named executive officers. Our Chief Executive Officer subsequently presents conclusions and recommendations regarding the compensation of such officers, including proposed salary adjustments and incentive amounts, to the Committee. The Committee then takes this information into account when it makes final decisions regarding any adjustments or awards.

The review of performance by the Committee and our Chief Executive Officer of other executive officers is both an objective and subjective assessment of each executive’s contribution to our performance, leadership qualities, strengths and weaknesses and performance relative to goals set by the Committee or our Chief Executive Officer, as applicable. The Committee and our Chief Executive Officer do not systematically assign a weight to the factors, and may, in their discretion, consider or disregard any one factor which, in their sole discretion, is important to or irrelevant for a particular executive.

In addition to the annual reviews, the Committee also typically considers compensation changes upon a named executive officer’s promotion or other change in job responsibility.

Role of Compensation Consultant

The Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2019, the Committee retained Compensia Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation consultant. This compensation consultant serves at the discretion of the Committee.

As advisor to the Committee during 2019, Compensia:

•	provided research, analyses and design expertise in developing executive and incentive compensation programs, including a program for the distribution of equity awards; and

•	provided general advice to the Committee with respect to compensation decisions pertaining to the Chief Executive Officer and other senior executives.

In 2019, Compensia did not provide any services to us other than the consulting services to the Committee. The Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation. In 2019, the Committee considered the six specific independence factors adopted by the SEC and reflected in the NYSE listing standards and determined that the work performed by Compensia did not raise any conflicts of interest.

Elements of Compensation

In making decisions regarding the pay of the named executive officers, the Committee looks to set a total compensation package for each officer that will retain high-quality talent and motivate the officer to achieve the goals set by our Board. Our executive compensation package is generally comprised of the following elements:

Element	Purpose
Annual base salary	Provides a guaranteed element of a named executive officer’s annual cash compensation (i.e., a portion not at risk due to market fluctuations)

Short-term cash incentives	Incentivizes achievement of optimal annual financial, operational and strategic performance

Long-term equity incentives; and	Aligns interests of our named executive officers with interests of our stockholders by increasing stock ownership, incentivizing increases in stockholder value and strengthening retention

Expatriate and other executive benefits.	Helps us to remain competitive with peer practices in the Korean market, as well as retain superior talent

Our executives also participate in a health and welfare benefits package that is generally available to all of our employees and are each party to an employment or severance agreement that provides for limited post-employment and change in control payments and benefits.

Determination of Amount of Each Element of Compensation

General Background

The Committee seeks to establish a total cash compensation package for our named executive officers that is competitive with the compensation for similarly situated executives in our compensation peer group, subject to adjustments based on each executive’s experience and performance. Based on our review of industry-specific survey data and the professional and market experience of our Committee members, we measure total cash compensation for our named executive officers against cash compensation paid to executives at similarly situated companies which we have determined to be in our select peer group. Base salaries for our named executive officers are then set at competitive levels as compared to similarly situated executives in the select peer group. Short-term cash incentives are put in place to provide for opportunities that provide for competitive levels of cash compensation as compared to our select peer group if, and depending upon the extent to which, our performance and that of our named executive officers exceeds expectations and the goals established by the Committee for the applicable year.

Sources of Market Data

For purposes of comparing our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a group of comparable technology companies. The companies in this compensation peer group were selected on the basis of their similarity to us in size, industry focus and geographic location.

In December 2018, with the assistance of Compensia, the Committee developed our compensation peer group based on a review of U.S.-based semiconductor companies. We focused on U.S.-based companies because our highest ranking executives are U.S. expatriates who have opportunities to work with U.S.-based semiconductor companies. The companies in this compensation peer group were selected on the basis of their similarity to us, based on the following criteria:

•	industry—semiconductors; electronic equipment and instruments; electronic components

•	similar revenue size—~0.5x to ~2.0x our last four fiscal quarter revenue of approximately $746 million (approximately $375 million to approximately $1.5 billion);

•	executive positions similar in breadth, complexity and/or scope of responsibility; and

•	competitors for executive talent.

The Committee approved the use of the market data from the following group of peer companies (which was approved in December 2018) for our 2019 executive compensation market assessment:

Alpha & Omega Semiconductor	Ichor Holdings*	Novanta
Axcelis Technologies	Kimball Electronics*	Power Integrations
Cohu	Lattice Semiconductor	Semtech
CTS*	MACOM Technology Solutions*	SMART Global Holdings*
Diodes	MaxLinear	Ultra Clean Holdings*
FARO Technologies	NeoPhotonics	Vishay Intertechnology

* Indicates new additions to our peer group in 2019. The two companies (IXYS and Xcerra) that were removed from the prior year’s peer group were both acquired in 2018.

The Committee used the market data from this peer group as a reference point in its 2019 executive compensation process.

The Committee reviews our compensation peer group periodically prior to assessing executive compensation and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

The Committee typically makes annual determinations regarding cash incentive compensation based on our annual operating plan, which is generally adopted in the December preceding each fiscal year. The determination takes into account our expected performance in the coming fiscal year. The Committee generally makes all equity compensation decisions for our named executive officers based on existing compensation arrangements for other executives at our Company with the same level of responsibility and based on a review of our peer group and other competitive market data provided by our compensation consultant with a view to maintaining internal consistency and parity. The Committee does not target a specific percentile within our peer group with respect to cash or equity-based compensation.

Equity awards are not tied to base salary or cash incentive amounts and will constitute lesser or greater proportions of total compensation depending on market practices and the Committee’s determination of target grant values. The Committee, relying on the professional and market experience of our Committee members, as well as information provided by our compensation consultant, generally seeks to set equity awards at competitive levels based on both U.S. and Korean market practices and taking into account our equity plan share pool and projected dilution of our shares outstanding.

The Committee does not apply a formula or assign relative weight in making its determinations. Instead, it makes a subjective determination after considering all information collectively for each element of compensation.

The Committee may approve additional cash incentive payments or equity compensation grants from time to time during the year in its discretion.

Annual Base Salary

The Committee seeks to set the base salaries of our named executive officers at competitive levels as compared to similarly situated executives in our select peer group, but also takes into account the named executive officer’s skill set and the value of that skill set. The Committee makes a subjective decision regarding any changes in base salary based on these factors and the data from our select peer group. The Committee does not systematically assign weights to any of the factors it considers, and may, in its discretion, ignore any factors or deem any one factor to have greater importance for a particular executive officer. Base salary adjustments, if applicable, generally take effect in the middle of our fiscal year. None of our named executive officers received a base salary increase in 2019. 2019 base salary for each named executive officer are set forth below:

Executive	2019 Base Salary
Young-Joon Kim	$557,863
Jonathan Kim	$350,293
Theodore Kim	$330,277
Woung Moo Lee	$300,513
Tae Jong Lee	$6,708

Short-Term Cash Incentives

Short-term cash incentives are typically designed as a percentage of base salary and may be awarded based on individual performance or our achievement of annual, long-term and strategic quantitative goals set by the Board or the Committee. We have been providing short-term cash incentive opportunities to encourage our named executive officers to achieve certain short-term corporate performance goals. The employment agreement that each of our named executive officers has entered into includes a target bonus amount, which is expressed as a percentage of base salary. The percentages applicable to our named executive officers are set forth below. Given his resignation date of January 9, 2019, there was no applicable target bonus for Tae Jong Lee.

Named Executive Officer	Target Bonus (% of Base Salary)
Young-Joon Kim	100%
Jonathan Kim	75%
Theodore Kim	75%
Woung Moo Lee	60%

In the past, we have designed short-term cash incentive payouts based on the achievement of three corporate financial performance goals—gross profit, revenue and adjusted EBITDA. However, due to our poor outlook for our Foundry business for the first half of 2019, which was based on the poor performance of our Foundry business in 2018, and consequently our weakened corporate outlook for full fiscal year 2019, management volunteered to forego a cash bonus program in 2019 and, accordingly, short-term cash incentive performance targets were not set for any of our named executive officers for 2019. This is consistent with the Board’s previously disclosed decision to exercise discretion not to pay short-term cash incentive amounts for 2018 based on the severity of our 2018 financial performance.

Long-Term Equity Incentives

The below tables summarize the RSUs, Financial PSUs, and TSR PSUs granted to each of Messrs. YJ Kim, T Kim and WM Lee in 2019, as well as the performance results with respect to the 2019 Financial PSU grants and the actual payout thereof. Mr. J Kim did not receive any long-term equity incentive awards in 2019.

			RSUs
Name	Grant date	FV of grant date	RSUs Granted (#)	Aggregate fair value of grant date ($)
Young-Joon Kim	—	—	—	—
Theodore Kim	10/22/2019	$12.16	22,500	273,600
Woung Moo Lee	10/22/2019	$12.16	23,500	285,760

			Financial PSUs
			Threshold	Target	Maximum
Name	Grant date	FV of grant date ($) (at Target)	Shares (#)	Shares (#)	Shares (#)
Young-Joon Kim	10/22/2019	677,555	27,860	55,720	83,580
Theodore Kim	10/22/2019	191,520	7,875	15,750	23,625
Woung Moo Lee	10/22/2019	200,032	8,225	16,450	24,675

			TSR PSUs
	Grant date		Threshold	Target	Maximum	Supermaximum
Name		FV of grant date ($) (at Target)	Shares	Shares	Shares	Shares
Young-Joon Kim	10/22/2019	290,381	11,940	23,880	35,820	47,760
Theodore Kim	10/22/2019	82,080	3,375	6,750	10,125	13,500
Woung Moo Lee	10/22/2019	85,728	3,525	7,050	10,575	14,100

The vesting of the Financial PSUs granted in 2019 was based on the actual level of achievement for three corporate financial performance metrics—gross profit, revenue, and adjusted EBITDA—based on the weightings described in the table below. Achievement at or above the maximum level of achievement for the each performance goal would result in a maximum payout of 150% of the portion of the named executive officer’s target level award attributable to that performance goal, while achievement below the threshold level of achievement for the each performance goal would result in no payout for the portion of the named executive officer’s target level award attributable to that performance goal. In February 2020, the Committee determined the levels of achievement of the gross profit, revenue and adjusted EBITDA performance goals as reflected in the table below and approved the vesting of the Financial PSUs at 106.1% of target, which resulted in the issuance of 59,119 shares of common stock to Mr. YJ Kim, 16,711 shares of common stock to Mr. T. Kim and 17,454 shares of common stock to Mr. WM Lee.

Performance Metrics	Goal Weighting	Threshold	Target	Maximum	2019 Achievement	Weighted Vesting Score	Actual Vest Ratio
Gross Profit (as % of revenue)	33.3%	22.5%	24.0%	26.0%	22.8%	19.8%
Adjusted EBITDA (in millions)	33.3%	$56	$61	$70	$74.5	50.0%	106.1%
Revenue (in millions)	33.3%	$760	$785	$825	$792.2	36.3%

The performance metric of the TSR PSUs is the three-year TSR relative to the S&P Semiconductor Index. In structuring the relative TSR calculation and selecting the index, the Committee wanted to compare our stock price performance to that of a large, steady-state sampling of semiconductor companies on a basis designed to eliminate any short-term aberrations in stock price at the start or the end of the performance period.

2020 Equity Awards—Subject to continued employment, the Board has committed to grant Financial PSUs or TSR PSUs to certain of our named executive officers and to establish performance goals for such awards for 2020. The amount and type of PSUs that the Board has committed to grant remain as follows:

	Grant date	Financial PSUs
		Threshold	Target	Maximum
Name		Shares (#)	Shares (#)	Shares (#)
Young-Joon Kim	2020	33,880	67,760	101,640
Theodore Kim	2020	4,000	8,000	12,000
Woung Moo Lee	2020	4,667	9,333	14,000

	Grant date	TSR PSUs
		Threshold	Target	Maximum	Supermaximum
Name		Shares (#)	Shares (#)	Shares (#)	Shares (#)
Young-Joon Kim	2020	14,520	29,040	43,560	58,080

Health and Welfare Benefits

Our named executive officers are eligible to participate in our employee benefit plans that are generally provided for all full-time employees, and on the same basis as all of our full-time employees in the country in which they are resident. These benefits include individual health insurance (medical, dental, and vision), group personal accident insurance and group business travel insurance.

Perquisites and Other Benefits

We provide the named executive officers with perquisites and other benefits, including expatriate benefits, which the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Generally, perquisites are determined based upon what the Committee considers to be customary perquisites offered by our select peer group and are not based upon a median cost for specific perquisites or for the perquisites in aggregate. The Committee determines the level and types of expatriate benefits for the named executive officers based on local market surveys taken by our human resources group. These surveys are not limited to our select peer group, but include a broad range of companies based outside of Korea but with significant operations in Korea. Attributed costs of the personal benefits for the named executive officers are set forth in the Summary Compensation Table below. Consistent with the industry practice of hiring key expatriate executives and relocating such executives to a foreign country, like Korea, the provision of expatriate benefits to key expatriate executives allows us to retain key personnel on expatriate assignments and minimize any financial impacts associated with such assignments.

Mr. YJ Kim, Mr. J. Kim and Mr. T. Kim were expatriates during 2019, 2018 and 2017, and received expatriate benefits commensurate with market practice in Korea. The Committee determined the appropriate benefits for each expatriate in accordance with internal policies approved by our Board from time to time, which included housing allowances, relocation and repatriation allowances, insurance premiums, reimbursement for the use of a car, home leave flights, living expenses, children’s tuition allowances, tax equalization payments and tax advisory services. As discussed in the Executive Summary, in 2018 the Committee made certain clarifying changes to Mr. YJ Kim’s and Mr. T. Kim’s applicable expatriate benefits to reflect their current entitlements.

In addition, Mr. TJ Lee was entitled to customary employee benefits as well as a monthly housing allowance of 3,600,000 Korean won.

Post-Employment Severance Benefits

As of December 31, 2019, each of our named executive officers was party to an employment or severance agreement that provides for certain payments upon his termination of employment and/or a change in control of the Company. Please see the section below entitled “Potential Payments Upon Termination or Change in Control” for further discussion of those benefits. We believe that the use of severance arrangements appropriately mitigates some of the risk that exists for executives working in our highly competitive industry and allows the executives to focus on our business objectives. As part of our 2018 review of our compensation programs and our entry into the New YJ Kim Agreement, New T. Kim Agreement and New WM Lee Agreement, we desired to provide market competitive severance arrangements to align the interests of the executives and stockholders if a transaction were to occur.

In addition, pursuant to the Employee Retirement Benefit Security Act, certain executive officers residing in Korea with one or more years of service are entitled to severance benefits upon the termination of their employment for any reason. For purposes of this section, we call this benefit “statutory severance.” The base statutory severance is approximately one month of base salary per year of service. Each of our named executive officers accrued statutory severance in 2019.

Clawback Policy

In 2017, the Committee adopted a clawback policy that applies to incentive compensation approved, awarded or granted to our current and former executive officers, including our named executive officers, following the adoption of the policy. Under the clawback policy, if we are required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws and the Board determines that a covered executive officer has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties as an executive officer of the Company that contributed to the noncompliance, the Board may require reimbursement or forfeiture of any excess incentive compensation that is received by any covered executive officer during the three completed fiscal years preceding the date on which the Company is required to prepare such accounting restatement.

Securities Trading Policy

Since February 2016, the Company has adopted the Securities Trading Policy which applies to all of directors, officers and employees of the Company, to describe the standards concerning the handling of non-public information relating to the Company and the buying and selling of securities of the Company. The policy also prohibits engaging in pledging, short sales and buying or selling puts, calls, options or other derivatives in respect of securities of the Company. The policy also strongly discourages speculative hedging transaction where even long-term hedging transactions that are designed to protect an individual’s investment in Company securities (i.e., the hedge must be for at least twelve (12) months and relate to stock or options held by the individual) is only permitted after being pre-cleared with the Company’s General Counsel.

Stock Ownership Guidelines

Effective July 12, 2018, we adopted the Executive Officer and Director Stock Ownership Policy, or Stock Ownership Policy, that is applicable to our non-employee directors and our executive officers. The Stock Ownership Policy requires that the Chairman of the Board hold equity in the Company with a value equal to the lesser of (i) three times his or her then current annual Board and Chairman cash retainer and (ii) three times his or her initial annual Board and Chairman cash retainer paid at the time he or she became subject to the Stock Ownership Policy as the Chairman of the Board, non-employee directors hold equity in the Company with a value equal to the lesser of (i) three times the non-employee director’s annual Board cash retainer and (ii) three times his or her initial annual Board cash retainer paid at the time he or she became subject to the Stock Ownership Policy as a director of the Company, the Chief Executive Officer own equity in the Company equal to the lesser of (i) five times his or her then current annual base salary and (ii) five times his or her annual base salary paid at the time he or she became subject to the Stock Ownership Policy as the Chief Executive Officer of the Company and that all other covered executives own equity in the Company equal to the lesser of (i) two times his or her annual base salary and (ii) two times his or her annual base salary as of the date such individual’s entered into their role that made them subject to the Stock Ownership Policy. The Stock Ownership Policy provides that an individual subject to the policy is required to be in compliance with the minimum equity ownership requirement by the later of the five-year anniversary of the implementation date of the Stock Ownership Policy and the five-year anniversary of such individual’s entrance into their role that made them subject to the Stock Ownership Policy. The Stock Ownership Policy provides that shares of our common stock directly owned by covered executives and directors, vested, but not settled, restricted stock units, 50% of any vested unexercised options, shares owned jointly with a spouse and shares of our common stock held in a trust established by a covered executive or director for the benefit of the such covered executive or director and/or family members will count towards satisfying the minimum equity ownership requirement of the Stock Ownership Policy.

Accounting Considerations

The Committee considers the accounting impact of equity awards when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the standard which governs the accounting treatment of stock-based compensation awards. However, accounting cost is just one factor considered when designing such compensation plans and arrangements for our executive officers and other employees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth above under “Compensation Discussion and Analysis” with our management and, based on such review and discussion, has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Committee:

Camillo Martino, Chair

Gary Tanner

Nader Tavakoli

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned during the years ended December 31, 2019, 2018 and 2017, of our named executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
Young-Joon Kim Chief Executive Officer	2019	557,863	—	—	967,936	—	57,012	580,075	(6)	2,162,886
	2018	557,976	—	—	1,743,195	—	51,491	592,399		2,945,061
	2017	556,531	36,283	—	—	226,920	37,193	818,518		1,675,445

Jonathan Kim	2019	350,293	—	—	—	—	34,859	490,665	(7)	875,817
Former Chief Financial Officer, Executive Vice President and Chief Accounting Officer	2018	350,444	—	—	—	—	31,744	470,237		852,425
	2017	349,705	17,099	—	—	106,942	24,542	473,392		971,680

Theodore Kim	2019	330,277	—	—	547,200	—	33,310	274,684	(8)	1,185,471
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary	2018	330,418	—	—	394,240	—	30,240	242,175		997,074
	2017	329,722	16,122	—	—	100,831	22,588	259,896		729,159

Woung Moo Lee	2019	300,513	—	—	571,520	—	25,035	36,957	(9)	934,025
Executive Vice President and General Manager of Power Business and Head of Worldwide Sales	2018	318,303	—	—	459,944	—	26,183	51,495		855,924
	2017	309,579	12,749	—	—	79,681	25,798	39,343		467,150

Tae Jong Lee	2019	6,708	—	—	—	—	2,166	349,078	(10)	357,952
Former Executive Vice President and General Manager, Foundry Services Group	2018	318,303	—	—	—	—	26,425	58,590		403,317
	2017	309,579	10,624	—	—	66,401	25,798	48,380		460,782

Note: A monthly average exchange rate was used to convert amounts in the above table that were originally paid in Korean won.

(1)

The base salary amounts for Messrs. YJ Kim, J. Kim and T. Kim in this table differ from the contractual base salary amounts described in the section above subtitled “Compensation Discussion and Analysis—Annual Base Salary” due to fluctuation in the exchange rate between U.S. dollars and Korean won during the year. The decrease in base salary amounts between 2018 and 2019 is also a result of fluctuation in the exchange rate between 2018 and 2019.

(2)	Includes discretionary cash bonuses for 2017 approved by the Compensation Committee.
(3)

Amounts in this column represent RSUs and PSUs granted to our named executive officers during 2019 (with the exception of Mr. YJ Kim, who only received PSUs). See the section subtitled “Compensation Discussion and Analysis—Long-Term Equity Incentives” for further information. The amounts reported in this column reflect the grant date fair value of all RSU and PSU awards determined in accordance with FASB ASC 718. The Financial PSUs and the TSR PSUs are reported here at the target performance level based on the probable outcome of such performance conditions. When calculated at the maximum performance level (which is referred to as “supermaximum” with respect to the TSR PSUs), the amount of the PSUs would be $1,597,094 for Mr. YJ Kim, $451,440 for Mr. T. Kim and $471,504 for Mr. WM Lee.

(4)	None of our named executive officers received short-term cash incentives in 2019. See the section subtitled “Compensation Discussion and Analysis – Short-Term Cash Incentives”.
(5)

Consists of statutory severance accrued for each years ended December 31, 2019, 2018 and 2017, as applicable. See the section below subtitled “Pension Benefits for the Fiscal Year Ended December 31, 2019” for a description of the statutory severance benefit.

(6)

Includes the following personal benefits paid to Mr. YJ Kim for 2019: (a) $129,099 for Mr. YJ Kim’s housing lease in 2019; (b) $25,769 for reimbursement of tuition expenses for Mr. YJ Kim’s children; (c) $61,388 for health insurance premiums; (d) $5,663 for accident insurance and business travel insurance premiums; (e) $27,000 for annual cash special allowance (f) $12,577 for car and driver expense (including personal use of a car service provided by the Company); (g) $15,934 for tax consulting expense; (h) $53,072 for living expense, moving expense and other benefits; (i) $157,650 of reimbursement for the difference between the actual tax Mr. YJ Kim already paid and the hypothetical tax he had to pay for the fiscal year 2019; and (j) $91,923 for reimbursement of Korean tax.

(7)

Includes the following personal benefits paid to Mr. J. Kim for 2019: (a) $40,178 for Mr. J. Kim’s housing lease; (b) $28,874 for reimbursement of tuition expenses for Mr. Jonathan Kim’s children; (c) $13,559 for Mr. J. Kim’s home leave flights; (d) $41,248 for health insurance premiums; (e) $1,736 for accident insurance and business travel insurance premiums; (f) $8,671 for car and driver expense (including personal use of a car service provided by the Company); (g) $11,626 for tax consulting expense; (h) $13,382 for living expense and other benefits; (i) $75,432 of reimbursement for the difference between the actual tax Mr. J. Kim already paid and the hypothetical tax he had to pay for the fiscal year 2019; and (j) $255,959 for reimbursement of Korean tax.

(8)

Includes the following personal benefits paid to Mr. T. Kim for 2019: (a) $64,800, for Mr. T. Kim’s housing lease; (b) $21,645 for Mr. T. Kim’s home leave flights; (c) $39,235 for health insurance premiums; (d) $1,736 for accident insurance and business travel insurance premiums; (e) $8,537 for car and driver expense (including personal use of a car service provided by the Company); (f) $15,668 for tax consulting expense; (g) $9,595 for living expense and other benefits; (h) $62,569 of reimbursement for the difference between the actual tax Mr. T. Kim already paid and the hypothetical tax he had to pay for the fiscal year 2019; and (i) $50,899 for reimbursement of Korean tax.

(9)

Includes the following personal benefits paid to Mr. WM Lee for 2019: (a) $21,117 for health insurance premiums; (b) $10,120 for personal use of a car service provided by the Company; and (c) $5,720 for other benefits.

(10)

Includes the following personal benefits paid to Mr. TJ Lee for 2019: (a) $933 for health insurance premiums; (b) $25,128 for housing allowance; (c) $13,441 for personal use of a car service provided by the Company; (d) $309,537 for the first installment of severance payment and (d) $39 for other benefits.

Grants of Plan-Based Awards Table for Fiscal Year 2019

The following table sets forth information regarding grants of non-equity incentive plan awards made to our named executive officers during 2019. See the section subtitled “Compensation Discussion and Analysis—Long-Term Equity Incentives” for further information.

			Estimated future payouts under non-equity incentive plan awards ($)			Estimated future payouts under equity incentive plan awards (#)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date		Threshold (1)	Target (1)	Maximum (1)	Threshold	Target	Maximum
Young-Joon Kim	10/22/2019	(2)	—	—	—					0	0
	10/22/2019	(3)				27,860	55,720	83,580			677,555
	10/22/2019	(4)				11,940	23,880	47,760	(5)		290,381
Jonathan Kim	—		—	—	—					—	—
Theodore Kim	10/22/2019	(2)	—	—	—					22,500	273,600
	10/22/2019	(3)				7,875	15,750	23,625			191,520
	10/22/2019	(4)				3,375	6,750	13,500	(5)		82,080
Woung Moo Lee	10/22/2019	(2)	—	—	—					23,500	285,760
	10/22/2019	(3)				8,225	16,450	24,675			200,032
	10/22/2019	(4)				3,525	7,050	14,100	(5)		85,728
Tae Jong Lee	—		—	—	—					—	—

(1)

There were no short-term cash incentive opportunities awarded to our named executive officers in 2019. See the section subtitled “Compensation Discussion and Analysis—Short-Term Cash Incentives” for further information.

(2)

Represents the service-vesting RSUs granted during fiscal year 2019 to our named executive officers. Further information on the RSU awards can be found in the “Compensation Discussion & Analysis” section above.

(3)

Represents the performance-based vesting Financial PSUs granted during fiscal year 2019 to our named executive officers. The Compensation Committee shall certify the actual amount earned for each Performance Goal for the Performance Period, within 60 days following the end of Performance Period. Upon such determinations, the applicable portion of the units determined by the Payout Percentage shall vest.

(4)

Represents the performance-based vesting TSR PSUs granted during fiscal year 2019 to our named executive officers. The Compensation Committee shall certify the actual amount earned for each Performance Goal for the Performance Period, within 60 days following the end of Performance Period. Upon such determinations, the applicable portion of the units determined by the Payout Percentage shall vest.

(5)

Represented in Supermaximum performance level. Note that TSR Payout Percentage shall be determined by four types of performances: Threshold, Target, Maximum and Supermaximum. Supermaximum equals the Percentile achieved by a Rank of one in the TSR Index and its Payout Percentage is 200%. The Payout Percentage is 150% for maximum performance.

(6)	Represents the grant date fair value of each equity-based award as determined in accordance with FASB ASC 718. For the performance-based equity awards, the amounts are reported at target performance.

Severance Agreements with Our Named Executive Officers

In 2019, we maintained severance or employment agreements with each of our named executive officers that, among other benefits, provide for payments upon termination or a change in control. For more information about the terms of these agreements and benefits, see the section below entitled “Potential Payments Upon Termination or Change in Control”.

Equity Compensation Plans

For more information about the terms of our equity compensation plans, see the section below entitled “Equity Compensation Plan Summary”.

Outstanding Equity Awards at Fiscal Year End 2019

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2019. Please see the section below entitled “Potential Payments Upon Termination or Change in Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)		Option Expiration Date
Young-Joon Kim	5/6/2013	200,000	(1)	—	15.96		5/6/2023
	6/9/2015	90,610	(2)	—	7.64		6/9/2025
	3/11/2016	45,305	(3)	—	5.53		3/11/2026

Jonathan Kim	3/12/2014	12,500	(4)	—	13.93		3/27/2022
	6/12/2014	12,500	(4)	—	12.44		3/27/2022
	9/12/2014	12,500	(4)	—	12.18		3/27/2022
	12/12/2014	12,500	(4)	—	12.96		3/27/2022
	6/9/2015	69,940	(2)	—	7.64		3/27/2022
	3/11/2016	34,970	(3)	—	5.53		3/27/2022

Theodore Kim	10/26/2013	50,000	(5)	—	21.79		10/26/2023
	6/9/2015	51,740	(2)	—	7.64		6/9/2025
	3/11/2016	25,870	(3)	—	5.53		3/11/2026

Woung Moo Lee	11/1/2013	50,000	(6)	—	19.56		11/1/2023
	6/9/2015	43,940	(2)	—	7.64		6/9/2025
	3/11/2016	25,870	(3)	—	5.53		3/11/2026

Tae Jong Lee	12/8/2009	—		—	5.88	(8)	12/8/2019
	1/15/2012	30,000	(7)	—	7.75		1/9/2021
	6/9/2015	43,940	(2)	—	7.64		1/9/2021
	3/11/2016	25,870	(3)	—	5.53		1/9/2021

				Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have not Vested (#)(9)		Market Value of Shares or Units of Stock That Have not Vested ($)(12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(13)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(14)
Young-Joon Kim	4/30/2018	24,200	(10)	280,962	18,600	215,946
	10/22/2019	—		—	23,880	277,247

Theodore Kim	10/22/2018	9,000	(11)	104,490	6 ,000	69,660
	10/22/2019	15,000	(15)	174,150	6,750	78,368

Woung Moo Lee	10/22/2018	10,500	(11)	121,905	7,000	81,270
	10/22/2019	15,667	(15)	181,894	7,050	81,851

(1)

An installment of 34% of the shares of common stock subject to the options vested and became exercisable on May 6, 2014, an additional 9% of the options vest on the completion of the next period of three months, an additional 8% of the options vest upon the completion of each of the next three periods of three months, an additional 9% of the options vest upon the completion of the next period of three months, and an additional 8% of the options vest upon the completion of each of the next three periods of three months.

(2)

An installment of 50% of the shares of common stock subject to the options vested and became exercisable on June 9, 2015, with the remaining 50% vesting in three equal annual installments on the first three anniversaries of June 9, 2015. Upon his termination of employment, Mr. J. Kim and Mr. TJ Lee’s options remain outstanding until the earlier of the second anniversary of his termination date or the option’s original expiration date.

(3)

The shares of common stock subject to the options will vest and become exercisable in three equal annual installments on the first three anniversaries of March 11, 2016. Upon his termination of employment, Mr. J. Kim and Mr. TJ Lee’s options remain outstanding until the earlier of the second anniversary of his termination date or the option’s original expiration date.

(4)

An installment of 34% of the shares of common stock subject to the options vested and became exercisable on March 12, 2015, an additional 9% of the options vest on the completion of the next period of three months, an additional 8% of the options vest upon the completion of each of the next three periods of three months, an additional 9% of the options vest upon the completion of the next period of three months, and an additional 8% of the options vest upon the completion of each of the next three periods of three months.

(5)

An installment of 34% of the shares of common stock subject to the options vested and became exercisable on October 26, 2014, an additional 9% of the options vest on the completion of the next period of three months, an additional 8% of the options vest upon the completion of each of the next three periods of three months, an additional 9% of the options vest upon the completion of the next period of three months, and an additional 8% of the options vest upon the completion of each of the next three periods of three months.

(6)

An installment of 34% of the shares of common stock subject to the options vested and became exercisable on November 1, 2014, an additional 9% of the options vest on the completion of the next period of three months, an additional 8% of the options vest upon the completion of each of the next three periods of three months, an additional 9% of the options vest upon the completion of the next period of three months, and an additional 8% of the options vest upon the completion of each of the next three periods of three months.

(7)

An installment of 34% of the shares of common stock subject to the options vested and became exercisable on January 15, 2013, an additional 9% of the options vest on the completion of the next period of three months, an additional 8% of the options vest upon the completion of each of the next three periods of three months, an additional 9% of the options vest upon the completion of the next period of three months, and an additional 8% of the options vest upon the completion of each of the next three periods of three months. Upon his termination of employment, Mr. J. Kim and Mr. TJ Lee’s options remain outstanding until the earlier of the second anniversary of his termination date or the option’s original expiration date.

(8)

The option exercise price at the time of grant was $1.16 per common unit, or $9.28 after giving effect to our corporate conversion from an LLC to a corporation in connection with our initial public offering in March 2011, which we refer to as our corporate conversion. On April 19, 2010, we made a distribution to our unitholders of $0.4254 per common unit, which resulted in the option exercise price being reduced to $0.7346 per common unit, or $5.88 after giving effect to the corporate conversion.

(9)	Represents unvested service-vesting RSUs granted on June 9, 2015, March 11, 2016, and April 30, 2018 for Mr. YJ Kim, October 22, 2018 and October 22, 2019 for Mr. WM Lee and Mr. T. Kim.
(10)	An installment of 79% of the shares of common stock subject to the RSU vested, with the remaining 21% to vest in December 31, 2020.
(11)	An installment of 70% of the shares of common stock subject to the RSU vested, with the remaining 30% to vest in December 31, 2020.
(12)	Represents the market value of RSUs based on our closing per share price of $11.61 on December 31, 2019, the last trading day of 2019.
(13)

Represents unvested TSR PSUs granted on April 30, 2018 and October 22, 2019 for Mr. YJ Kim and October 22, 2018 and October 22, 2019 for Mr. WM Lee and Mr. T. Kim in target performance level. The TSR PSUs will vest based on achievement of the TSR performance goal over the 2018-2020 performance period (for the 2018 grants) and 2019-2021 performance period (for the 2019 grants).

(14)	Represents the market value of TSR PSUs in target performance level based on our closing per share price of $11.61 on December 31, 2019, the last trading day of 2019.
(15)	An installment of 34% of the shares of common stock subject to the RSU vested, with the remaining 33% to vest in December 31, 2020 and 21% to vest in December 31, 2021.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(4)
Young-Joon Kim	—	—	86,894	(1)	964,807
Jonathan Kim	—	—	6,075	(2)	45,684
Theodore Kim	—	—	38,071	(3)	420,257
Woung Moo Lee	—	—	40,707	(3)	450,712
Tae Jong Lee	—	—	4,500	(2)	30,915

(1)	Represents RSUs that vested on March 11, 2019 and December 31, 2019 and Financial PSUs that vested based on performance in 2019 and were paid on February 27, 2020.
(2)	Represents RSUs that vested on March 11, 2019.
(3)	Represents RSUs that vested on March 11 2019 and December 31, 2019 and Financial PSUs that vested based on performance in 2019 and were paid on February 27, 2020.
(4)	Represents the value of the RSUs and Financial PSUs as of the date of vesting, based on our closing per share price on each date of vesting.

Pension Benefits for the Fiscal Year Ended December 31, 2019

In addition to the severance benefits described above, pursuant to the Employee Retirement Benefit Security Act, certain executive officers residing in Korea with one or more years of service are entitled to severance benefits upon the termination of their employment for any reason. The base statutory severance accrues at the rate of approximately one month of base salary per year of service and is calculated on a monthly basis based upon the officer’s salary for the prior three-month period. Accordingly, if the named executive officers in the following table had retired on the last day of our fiscal year ended December 31, 2019, they would have been entitled to the statutory severance payments described below. The accumulated amounts under the statutory severance scheme are paid in a lump sum upon the executive’s retirement. Assuming no change in the applicable law, each of these executives will continue to accrue additional statutory severance benefits at the rate described above until his or her service with us terminates.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year
Young Joon Kim	Statutory Severance	7	314,372	—
Jonathan Kim	Statutory Severance	6	172,725	—
Theodore Kim	Statutory Severance	7	174,488	—
Woung Moo Lee	Statutory Severance	6	155,347	—
Tae Jong Lee	Statutory Severance	12	0	296,779

(1)	The value reported in this column represents the accumulated amount of the benefit for each executive based on the formula described above of one month of base salary per year of credited service.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Our named executive officers are each party to an employment or severance agreement that provides for post-employment or change in control benefits. The terms “cause”, “good reason”, “disability” and “change in control” used below have the meanings given to them in the applicable CEO Agreement or Other Executive Agreement (each as defined below).

Employment Agreements

On April 26, 2018 the Company entered into a new employment agreement with Mr. YJ Kim that superseded his prior severance and employment agreements (the “CEO Agreement”). In October of 2018, the Company entered into similar arrangements with Mr. WM Lee and Mr. T. Kim that replaced their prior severance agreements and offer letters (the “Other Executive Agreements”).

Under the CEO Agreement, Mr. YJ Kim is entitled to severance payments and benefits upon certain qualifying terminations of his employment with the Company. Upon termination of his employment by the Company without “cause” or his resignation for “good reason”, in each case not in connection with a “change in control” (each, a “Non CIC Termination”), he is entitled to receive (i) 24 months of continued base salary (as then in effect or in effect prior to any diminution constituting “good reason”) (the “Salary Payment”), (ii) a pro rata bonus based on actual performance (if such termination occurs after June 30 of the year of termination), (iii) a lump-sum payment equal to the cost of 12 months of Company-paid medical, dental and vision insurance premiums (the “Insurance Payment”), (iv) 90 days’ continuation of his expatriate benefits, and (v) to the extent that he is eligible to receive such payments as part of the expatriate benefits, the repatriation allowance and expenses. Further Mr. YJ Kim will vest in full in all equity awards granted prior to January 1, 2018, and will vest in equity grants made on or after January 1, 2018 in accordance with the terms of the applicable award agreements.

If, during a period of time that (x) the Company is party to a definitive corporate transaction agreement the consummation of which would result in a “change in control” or (y) is within 18 months following a “change in control”, Mr. YJ Kim’s employment is terminated by the Company without “cause”, by Mr. YJ Kim for “good reason” (each, a “CIC Termination”), or by reason of his death or “disability”, then he will be entitled the severance payments described above, provided that (A) the Salary Payment shall be a lump sum payment equal to two times the sum of (1) his base salary (as then in effect or in effect prior to any diminution implicating “good reason”) and (2) his annual bonus (as then in effect or in effect prior to any diminution implicating “good reason”, but in no event greater than 100% of his base salary) and (B) the Insurance Payment will be in respect of 18 months rather than 12. Further Mr. YJ Kim will vest in full in all equity awards granted prior to January 1, 2018 and will vest in equity grants made on or after the January 1, 2018 in accordance with the terms of the applicable award agreements.

Mr. YJ Kim’s right to receive any “change in control” or other severance payments provided in the CEO Agreement is subject to his execution of a release of claims against us and his compliance with certain restrictive covenants.

The Other Executive Agreements provide that the applicable executive will be entitled to severance payments and benefits upon certain qualifying terminations of his employment with the Company. In the event that the applicable executive incurs a Non CIC Termination, he will be entitled to (i) 12 months of continued base salary (as then in effect or in effect prior to any diminution constituting “good reason”) (the “Other Executive Salary Payment”), (ii) a pro rata bonus based on actual performance (if such termination occurs after June 30 of the year of termination) (together with the Other Executive Salary Payment, the “Other Executive Severance Payment”), (iii) full vesting of all equity awards granted prior to January 1, 2018 and vesting in equity grants made on or after the January 1, 2018 in accordance with the terms of the applicable award agreements. Further, Mr. T. Kim would receive a lump sum payment equal to the cost of 12 months of Company-paid medical, dental and vision insurance premiums, 90 days’ continuation of his expatriate benefits, and, to the extent that he is eligible to receive such payments as part of his expatriate benefits, a repatriation allowance in the amount of one month’s base salary and certain repatriation expenses as described in his agreement.

In the event that Mr. WM Lee or Mr. T. Kim incurs a CIC Termination, then the applicable executive will be entitled to the severance payments described above, provided that the Severance Payment instead will equal one and one-half times the executive’s base salary (as then in effect or in effect prior to any diminution implicating “good reason”); and provided further, that if the date of termination occurs after June 30th of the calendar year in which the date of termination occurs, Mr. T. Kim will also receive an amount equal to an additional month of base salary for each month that has passed since July 1st through the date of termination (rounding up for any partial months), which will be payable in a lump sum on the sixtieth (60th) day following the date of termination. Further, the applicable executive will vest in full in all equity awards granted prior to January 1, 2018 and will vest in equity grants made on or after the January 1, 2018 in accordance with the terms of the applicable award agreements.

The applicable executive’s rights to receive any “change in control” or other severance payments under the Other Executive Agreements is subject to the applicable executive’s execution of a release of claims against us and his compliance with certain restrictive covenants.

Severance Agreements

During 2019, we were party to Severance Agreements with each of Mr. J. Kim and Mr. TJ Lee pursuant to which we would be obligated to make certain payments to the applicable named executive officer upon his termination without “cause” or for “good reason” (a “qualifying termination”) and in connection with a “change in control”. The terms “cause” and “good reason” used below have the meanings given to them in the applicable Severance Agreements. The definition of “change in control” under the Severance Agreements is the same as under our 2011 Equity Incentive Plan, except that a sale of assets representing at least 65% of our consolidated annual revenue or assets, or a sale of either of our Standard Products Group or foundry business lines, is a change in control for purposes of the Severance Agreement but not the 2011 Equity Incentive Plan.

In the event either executive incurs a qualifying termination other than during a period that is 3 months prior to, or 18 months following, a change in control, the named executive officer would be eligible to receive, in addition to accrued but unpaid salary, an amount equal to 100% of his then current base salary, payable during the 12-month period following termination of employment and full vesting of all outstanding and unvested equity awards (including, without limitation, stock options and RSUs), with any stock options remaining outstanding and exercisable for two years following such termination (or the expiration of the option, if earlier). In addition, Mr. J. Kim would be eligible to receive (i) a lump sum cash payment equal to his then current base salary; (ii) payment of any portion of health benefit premiums for 12 months following termination of employment that are in excess of the amount he would have paid if he had remained employed during such period; (iii) continued provision of expatriate benefits for 12 months following termination of employment; and (iv) a repatriation allowance and repatriation expenses in accordance with our expatriate benefit policy. Mr. TJ Lee will be eligible to receive continued housing payments, in each case, for 12 months following termination of employment.

If the applicable executive incurs a qualifying termination during the three months prior to or 18 months following a change in control, in addition to the benefits described in the preceding paragraph, Mr. J. Kim would also be eligible to receive an additional lump sum payment amount equal to his then current base salary and an additional 6 months of payments of health benefit premiums, and Mr. TJ Lee would be eligible to receive an additional payment equal to his then current base salary, payable for 12 months following termination of employment.

The Severance Agreements also provide that, in the event of a change in control, all outstanding and unvested equity awards (including, without limitation, stock options and RSUs) held by the named executive officer will become immediately vested and, in the case of options, exercisable, as of immediately prior to such change in control.

As a condition to the receipt of payments and benefits under the Severance Agreements, the named executive officer must comply with the terms of certain restrictive covenants, including a two-year post-termination non-competition covenant and perpetual non-disclosure and employee non-solicitation covenants.

The following tables present our estimate of the dollar value of the payments and benefits payable to our named executive officers upon the occurrence of certain terminations of their employment and upon a change in control, assuming that each such event occurred on December 31, 2019, and assuming a closing per share price of $11.61 on December 31, 2019, the last trading day of 2019. The disclosure in the following table does not include:

•	any accrued benefits that were earned and payable as of December 31, 2019; or

•	payments and benefits to the extent they are provided generally to all salaried employees and do not discriminate in scope, terms or operation in favor of the named executive officers.

Young-Joon Kim

	Cash Severance Payment ($)(1)		Value of Equity Award Acceleration ($)		Continuation of Benefits and Perquisites ($)(2)		Total ($)
Termination By the Company Without Cause / By Executive for Good Reason	1,114,792		236,380	(4)	247,070	(7)	1,598,241
Termination By the Company Without Cause / By Executive for Good Reason, In Connection With a Change in Control	2,229,584	(3)	517,342	(5)	277,764	(8)	3,024,689
Termination By the Company for Cause / By Executive without Good Reason	—		—		—		—
Change in Control (without termination of employment)	—		517,342	(6)	—		517,342

(1)

Represents cash severance payments payable pursuant to the CEO Agreement (including a pro rata bonus based on actual performance). See “Potential Payments Upon Termination or Change in Control” for additional information.

(2)

Represents continuation of benefits and perquisites pursuant to the CEO Agreement and our expatriate benefit policy. See “Potential Payments Upon Termination or Change in Control” and “—Compensation Discussion and Analysis—Perquisites and Other Benefits” for additional information. Calculated assuming benefits for the applicable period will have the same dollar value as corresponding 2019 benefits.

(3)	Mr. YJ Kim would also receive such benefits upon a termination as a result of his death or disability that occurs in connection with a change in control.
(4)

Represents the value of immediate vesting of all outstanding stock options and RSUs granted prior to January 1, 2018. Mr. YJ Kim would remain eligible to vest in 2/3 of his 2018 TSR PSUs and 1/3 of his 2019 TSR PSUs based on actual performance. This column assumes vesting at the target performance level. See “Potential Payments Upon Termination or Change in Control” for additional information.

(5)

Represents the value of immediate vesting of all outstanding stock options and RSUs granted prior to January 1, 2018 and immediate vesting of all time-vesting restricted stock units granted after January 1, 2018. Mr. YJ Kim would also vest in the TSR PSUs that remained eligible to vest determined based on actual performance at the time of the change of control. This column assumes vesting at the target performance level. See “Potential Payments Upon Termination or Change in Control” for additional information. Mr. YJ Kim would also receive accelerated vesting of his time-based RSUs upon his death or disability that occurs in connection with a change in control.

(6)

Assumes that the Committee exercised its discretion to fully accelerate all equity awards in connection with the transaction under the 2011 Plan. Represents the value of immediate vesting of all outstanding stock options, RSUs and PSUs (assuming the PSUs vest at the target performance level).

(7)

Includes the following continuation of benefits and perquisites for Mr. YJ Kim: (a) $31,833, which is housing expenses for Mr. YJ Kim’s housing lease; (b) $6,354 for reimbursement of tuition expenses for Mr. YJ Kim’s children; (c) $61,388 for health insurance premiums; (d) $46,450 for repatriation allowance; (e) $28,005 for repatriation expense; (f) $11,501 for living expense, tax consulting fee and car service provided by the Company; (g) $38,873 of reimbursement for the difference between the actual tax and the hypothetical tax he will pay for the applicable fiscal year; and (h) $22,666 for estimated reimbursement of Korean tax.

(8)

Same as the total amount of Note (7) except $30,694 representing the employer cost of insurance premiums for an additional 6 months of insurance coverage. Mr. YJ Kim would also receive such benefits upon a termination as a result of his death or disability that occurs in connection with a change in control.

Jonathan Kim

	Cash Severance Payment ($)(1)	Value of Equity Award Acceleration ($)(2)		Continuation of Benefits and Perquisites ($)(3)		Total ($)
Termination By the Company Without Cause / By Executive for Good Reason	700,000	0		558,623	(4)	1,258,623
Termination By the Company Without Cause / By Executive for Good Reason, In Connection With a Change in Control	1,050,000	0		579,247	(5)	1,629,247
Termination By the Company for Cause / By Executive without Good Reason / Disability / Death	—
Change in Control (without termination of employment)	—	0	(3)			0

(1)	Represents cash severance payments payable pursuant to the Severance Agreement. See “Potential Payments Upon Termination or Change in Control” for additional information.
(2)

Represents the value of immediate vesting of all outstanding stock options and RSUs pursuant to the Severance Agreement. See “Potential Payments Upon Termination or Change in Control” for additional information.

(3)

Represents continuation of benefits and perquisites pursuant to the Severance Agreement and our expatriate benefit policy. See “Potential Payments Upon Termination or Change in Control” and “Compensation Discussion and Analysis—Perquisites and Other Benefits” for additional information. Calculated assuming benefits for the applicable period will have the same dollar value as corresponding 2019 benefits.

(4)

Includes the following continuation of benefits and perquisites for Mr. J. Kim: (a) $40,178 , which is housing expenses for Mr. J. Kim’s housing lease; (b) $28,874 for reimbursement of tuition expenses for Mr. J. Kim’s children; (c) $13,559 for Mr. J. Kim’s home leave flights; (d) $41,248 for health insurance premiums; (e) $29,166 for repatriation allowance; (f) $50,000 for repatriation expense; (g) $11,627 for tax consulting fee; (h) $8,671 for car service provided by the Company; (i) $3,909 for living expense; (j) $75,432 of estimated reimbursement for the difference between the actual tax and the hypothetical tax he will pay for the applicable fiscal year; and (k) $255,959 for estimated reimbursement of Korean tax.

(5)	Same as the total amount of Note (4) except $20,624 of insurance premiums for extended 6 months of insurance coverage periods.

On March 26, 2020, Mr. Jonathan Kim entered into a separation agreement (the “Separation Agreement”) with the Company and the Company’s Korean subsidiary MagnaChip Semiconductor, Ltd. (“MSK”). Pursuant to the Separation Agreement, Mr. Kim and the Company agreed that Mr. Kim’s resignation shall not be deemed with “Good Reason” and shall not be deemed a “Qualifying Termination” under that certain letter agreement regarding severance terms, dated November 3, 2015, among Mr. Kim and the Company, a copy of which has been previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Separation Agreement provides for (i) a $50,000 payment to Mr. Kim to be paid on the first regular payroll date that is at least fourteen (14) days after the effective date of a Release of Claims (defined below), and (ii) an extension of the exercise date of Mr. Kim’s vested options to purchase shares of the Company’s common stock to March 27, 2022 (collectively, the “Separation Benefits”), provided that the Release of Claims has not been revoked, Mr. Kim has complied with all restrictive covenants contained in the Separation Agreement and Mr. Kim has complied with all other terms of the Separation Agreement and the Release of Claims. In addition to the Separation Benefits, Mr. Kim is also entitled to receive all statutory severance required by the laws of the Republic of Korea.

Theodore Kim

	Cash Severance Payment ($)(1)	Value of Equity Award Acceleration ($)		Continuation of Benefits and Perquisites ($)(2)		Total ($)
Termination By the Company Without Cause / By Executive for Good Reason	330,000	72,563	(3)	173,083	(6)	575,646
Termination By the Company Without Cause / By Executive for Good Reason, In Connection With a Change in Control	660,000	351,203	(4)	173,083	(6)	1,184,286
Termination By the Company for Cause / By Executive without Good Reason / Disability / Death	—
Change in Control (without termination of employment)	—	351,203	(5)			351,203

(1)	Represents cash severance payments payable pursuant to the applicable Other Executive Agreement. See “Potential Payments Upon Termination or Change in Control” for additional information.
(2)

Represents continuation of benefits and perquisites pursuant to the Severance Agreement and our expatriate benefit policy. See “Potential Payments Upon Termination or Change in Control” and “Compensation Discussion and Analysis—Perquisites and Other Benefits” for additional information. Calculated assuming benefits for the applicable period will have the same dollar value as corresponding 2019 benefits.

(3)

Represents the value of immediate vesting of all outstanding stock options and RSUs granted prior to January 1, 2018. Mr. T. Kim would remain eligible to vest in 2/3 of his 2018 TSR PSUs and 1/3 of his 2019 TSR PSUs based on actual performance. This column assumes vesting at the target performance level. See “Potential Payments Upon Termination or Change in Control” for additional information.

(4)

Represents the value of immediate vesting of all outstanding stock options and RSUs granted prior to January 1, 2018 and immediate vesting of all time-vesting restricted stock units granted after January 1, 2018. Mr. T. Kim would also vest in the TSR PSUs that remained eligible to vest determined based on actual performance at the time of the change of control. This column assumes vesting at the target performance level. See “Potential Payments Upon Termination or Change in Control” for additional information.

(5)	Represents the value of immediate vesting of all outstanding stock options, RSUs and PSUs (assuming the PSUs vest at the target performance level).
(6)

Includes the following continuation of benefits and perquisites for Mr. T. Kim: (a) $15,978 , which is housing expenses for Mr. T. Kim’s housing lease; (b) $5,337 for Mr. T. Kim’s home leave flights; (c) $39,235 for health insurance premiums (d) $27,500 for repatriation allowance; (e) $50,000 for repatriation expense; (f) $7,055 for other personal benefits (including personal use of a car service provided by the Company, living expenses and tax consulting fee); (g) $15,428 of estimated reimbursement for the difference between the actual tax and the hypothetical tax he will pay for the applicable fiscal year; and (h) $12,550 for estimated reimbursement of Korean tax.

Woung Moo Lee

	Cash Severance Payment ($)(1)	Value of Equity Award Acceleration ($)(2)		Continuation of Benefits and Perquisites ($)	Total ($)
Termination By the Company Without Cause / By Executive for Good Reason	300,513	81,467	(2)	—	381,980
Termination By the Company Without Cause / By Executive for Good Reason, In Connection With a Change in Control	450,769	385,266	(3)	—	836,035
Termination By the Company for Cause / By Executive without Good Reason / Disability / Death	—	—		—
Change in Control (without termination of employment)	—	385,266	(4)	—	385,266

(1)	Represents cash severance payments payable pursuant to the applicable Other Executive Agreement. See “Potential Payments Upon Termination or Change in Control” for additional information.
(2)

Represents the value of immediate vesting of all outstanding stock options and RSUs granted prior to January 1, 2018. Mr. WM Lee would remain eligible to vest in 2/3 of his 2018 TSR PSUs and 1/3 of his 2019 TSR PSUs based on actual performance. This column assumes vesting at the target performance level. See “Potential Payments Upon Termination or Change in Control” for additional information.

(3)

Represents the value of immediate vesting of all outstanding stock options and RSUs granted prior to January 1, 2018 and immediate vesting of all time-vesting restricted stock units granted after January 1, 2018. Mr. WM Lee would also vest in the TSR PSUs that remained eligible to vest determined based on actual performance at the time of the change of control. This column assumes vesting at the target performance level. See “Potential Payments Upon Termination or Change in Control” for additional information.

(4)	Represents the value of immediate vesting of all outstanding stock options, RSUs and PSUs (assuming the PSUs vest at the target performance level).

Tae Jong Lee

On January 9, 2019, Mr. TJ Lee entered into a separation agreement (the “Separation Agreement”) with the Company and the Company’s Korean subsidiary MagnaChip Semiconductor, Ltd. (“MSK”). The Separation Agreement provided for a separation payment of an aggregate of KRW 350,000,000 to be paid in two installments of KRW 175,000,000 each with the first installment to be paid within 14 days of the Resignation Date and the second installment to be paid on the first anniversary of the Resignation Date, with each payment contingent on Mr. TJ Lee’s compliance with the terms and conditions of the Separation Agreement (the “Separation Payment”). The Separation Payment was made in lieu of the base-salary based cash severance payment under the Severance Agreement, dated November 3, 2015, among Mr. TJ Lee, MSK and the Company. In 2019, Mr. TJ Lee received total of KRW 175,000,000 as the Separation Payment, KRW 28,193,550 for the housing allowance and KRW 15,654,540 for the car allowance.

CEO Pay Ratio

For the 2019 fiscal year, the ratio of the annual total compensation of Young Joon Kim, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 29.8 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2019 (the “Determination Date”).

CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. YJ Kim under “Summary Compensation Table”, which was $2,162,886 for the 2019 fiscal year. For purposes of this disclosure, Median Annual Compensation was $72,495, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2019 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We had 2,417 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries as of the Determination Date, but excluding Mr. YJ Kim, and as permitted by applicable SEC rules, (i) any independent contractors or “leased” workers and (ii) all of our employees located in China (18), Taiwan (9), Japan (3), and Germany (3). We then measured compensation for the period beginning on January 1, 2019 and ending on December 31, 2019 for these employees. This compensation measurement was calculated by totaling, for each employee, total cash compensation paid (including salary, wages, tips, cash bonuses and other cash compensation paid in 2019) as shown in our payroll and human resources records for 2019. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

Equity Compensation Plan Information

The following table provides information as of December 31, 2019, regarding securities authorized for issuance under the Company’s compensation plans. The Company’s compensation plans include the 2009 Plan, the 2011 Plan, and the Purchase Plan. The numbers in the following table do not include options or shares that may be added to the issuable amounts under the 2011 Plan or the Purchase Plan, respectively, after December 31, 2019, in accordance with the terms of the respective plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants or rights		(b) Weighted- average exercise price of outstanding options, warrants or rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,412,051	(1)	$10.42	(1)	987,373	(2)
Equity compensation plans not approved by security holders	—		—		—
Total:	3,412,051				987,373

(1)

Comprised of (a) stock options to purchase 13,200 shares of common stock under the 2009 Plan, at a weighted average exercise price of $13.56 per share, (b) stock options to purchase 2,163,845 shares of common stock under the 2011 Plan, at a weighted average exercise price of $10.40 per share, and (c) 1,235,006 shares of common stock subject to restricted stock units and performance restricted awards under the 2011 Plan, which are calculated with maximum amount. There are no outstanding securities under the suspended Purchase Plan.

(2)	Excludes 1,163,880 shares of common stock that remain available as of December 31, 2019, for future issuance under the suspended Purchase Plan.

Equity Compensation Plan Summary

MagnaChip Semiconductor LLC 2009 Common Unit Plan

Following our emergence from our reorganization proceedings, in December 2009, our Board adopted, and our equityholders approved, the MagnaChip Semiconductor LLC 2009 Common Unit Plan, which we refer to as the 2009 Plan. The 2009 Plan provided for the grant of nonstatutory options, restricted unit bonus and purchase right awards, and deferred unit awards to employees and consultants of our Company and our subsidiaries and to members of our Board. However, only options and restricted unit bonus awards were granted under the 2009 Plan. In connection with our corporate conversion at the time of our initial public offering in March 2011, MagnaChip Semiconductor Corporation assumed the rights and obligations of MagnaChip Semiconductor LLC under the 2009 Plan and converted MagnaChip Semiconductor LLC common unit options and restricted common units outstanding under the 2009 Plan into options to acquire a number of shares of our common stock and shares of restricted common stock at a ratio of eight-for-one on substantially equivalent terms and conditions. The 2009 Plan terminated immediately following our corporate conversion, and no additional options or other equity awards may be granted under the 2009 Plan. As of December 2019, the 2009 Plan had expired.

The 2009 Plan is administered by the Committee. Subject to the provisions of the 2009 Plan, the Committee determined in its discretion the persons to whom and the times at which awards were granted, the sizes of such awards, and all of their terms and conditions. All awards were evidenced by a written agreement between us and the holder of the award. The Committee has the authority to construe and interpret the terms of the 2009 Plan and awards granted under it. In the event of a change in control of our Company, the vesting of all outstanding awards held by participants whose employment has not previously terminated will accelerate in full. In addition, the Committee has the authority to require that outstanding awards be assumed or replaced with substantially equivalent awards by a successor corporation or to cancel the outstanding awards in exchange for a payment in cash or other property equal to the fair market value of restricted units or the excess, if any, of the fair market value of the units subject to an option over the exercise price per unit of such option.

2011 Equity Incentive Plan

Our 2011 Equity Incentive Plan, or the 2011 Plan, was approved by our Board and our stockholders in March 2010. We amended and restated the 2011 Plan in February 2011, and our stockholders approved the amendment in March 2011 to reflect that it became effective in 2011 upon our corporate conversion. 891,703 shares of our common stock, or the total number of shares of common stock (as adjusted by the conversion ratio in the corporate conversion) that remained available for grant upon the termination of the 2009 Plan immediately following the corporate conversion, were initially authorized and reserved. The share reserve under the 2011 Plan will automatically increase each January 1 through 2021, by an amount equal to the smaller of 2% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or an amount determined by our Board; provided, however, that if the 2020 Equity and Incentive Compensation Plan is approved by stockholders as set forth in Proposal Four, then there will be no further grants under the 2011 Plan and the automatic increase in its share reserve in 2021 will not occur. The number of shares authorized for issuance under the 2011 Plan will also be increased from time to time by up to that number of shares of common stock remaining subject to options and restricted stock awards outstanding under the 2009 Plan at the time of its termination immediately following the corporate conversion that expire or terminate or are forfeited for any reason after the effective date of the 2011 Plan, subject to a cap of 1,412,352 shares. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2011 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards granted under our 2011 Plan which expire, are repurchased, or are cancelled or forfeited will again become available for issuance under the 2011 Plan. The shares available will not be reduced by awards settled in cash. Shares withheld to satisfy tax withholding obligations will not again become available for grant. The gross number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2011 Plan. Our Board amended the 2011 Plan in October 2017 to provide that awards granted under the 2011 Plan are subject to recoupment or clawback in accordance with our clawback policy. The Committee amended the 2011 Plan in April 2018 to allow for withholding of shares of our common stock to cover tax withholding obligations up to an amount determined by the maximum applicable statutory rates, subject to certain limitations.

Awards may be granted under the 2011 Plan to our employees, including officers, directors, or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock purchase rights or bonuses, restricted stock units, performance shares, performance units and cash-based awards or other stock-based awards to any eligible participant. The 2011 Plan is administered by the Committee. Subject to the provisions of the 2011 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards, and all of their terms and conditions. All awards are evidenced by a written agreement between us and the holder of the award. The Committee has the authority to construe and interpret the terms of the 2011 Plan and awards granted under it.

In the event of a change in control as described in the 2011 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2011 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of our Board who are not employees will automatically be accelerated in full. The 2011 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

2020 Equity and Incentive Compensation Plan

See “Proposal Four – Approval of the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan” for an overview of the material terms of such plan.

2011 Employee Stock Purchase Plan

Our 2011 Employee Stock Purchase Plan, or the Purchase Plan, was approved by our Board in March 2010. Our Board amended and restated the Purchase Plan in February 2011 to reflect that the Purchase Plan would become effective in 2011 upon the commencement of our initial public offering in March 2011. The Purchase Plan was approved by our stockholders in March 2011 and became effective upon the commencement of our initial public offering in March 2011. We initially authorized and reserved 789,890 shares for sale under the Purchase Plan. In August 2012, the Committee suspended the Purchase Plan. The Purchase Plan provides for an automatic annual increase in the number of shares available for issuance under the plan on January 1 of each year beginning in 2012 and continuing through and including January 1, 2021 equal to the lesser of (i) 1% of our then issued and outstanding shares of common stock on the immediately preceding December 31, (ii) 789,980 shares, or (iii) a number of shares as our Board may determine. Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are canceled will again become available for issuance under the Purchase Plan. Because the Purchase Plan was suspended in August 2012, no annual increase in the number of shares authorized under such plan occurred on January 1, 2013 or in subsequent years.

Our employees and employees of any parent or subsidiary corporation designated by the Committee are eligible to participate in the Purchase Plan if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted a right to purchase stock under the Purchase Plan if: (i) the employee immediately after such grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock or of any parent or subsidiary corporation, or (ii) the employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 in value for each calendar year of participation in such plans.

The Purchase Plan is implemented through a series of sequential offering periods, generally three months in duration beginning on the first trading days of February, May, August, and November each year. The Committee is authorized to establish additional or alternative concurrent, sequential or overlapping offering periods and offering periods having a different duration or different starting or ending dates, provided that no offering period may have a duration exceeding 27 months.

Amounts accumulated for each participant, generally through payroll deductions, are credited toward the purchase of shares of our common stock at the end of each offering period at a price generally equal to 95% of the fair market value of our common stock on the purchase date. Prior to commencement of an offering period, the Committee is authorized to change the purchase price discount for that offering period, but the purchase price may not be less than 85% of the lower of the fair market value of our common stock at the beginning of the offering period or on the purchase date.

No participant may purchase under the Purchase Plan in any calendar year shares having a value of more than $25,000 measured by the fair market value per share of our common stock on the first day of the applicable offering period. Prior to the beginning of any offering period, the Committee may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the Committee will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.

In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under the Purchase Plan. If the acquiring or successor corporation does not assume such rights and obligations, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control as specified by the Committee, but the number of shares subject to outstanding purchase rights shall not be adjusted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2019 (and there are no currently proposed transactions) in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Related Person Transactions Policy

Under our Related Person Transactions Policy, transactions involving our directors, executive officers, significant stockholders and other related persons that involve an amount in excess of $120,000 must be approved by the Company’s Audit Committee or, in the event it is determined that it is not practicable or desirable for the Company to wait until the next meeting of the full Audit Committee, the Chair of the Audit Committee (who possesses delegated authority to act between Audit Committee meetings). The Audit Committee (or the Chair of the Audit Committee, as applicable) will consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any related person transaction. The Audit Committee (or the Chair of the Audit Committee, as applicable) will approve only those transactions that are in, or are not inconsistent with, the best interests of the Company, as the Audit Committee (or the Chair of the Audit Committee, as applicable) determines in good faith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our outstanding common stock for: (1) each person or entity known to us to beneficially own more than five percent (5%) of any class of our outstanding securities; (2) each member of our Board; (3) each of our named executive officers; and (4) all of the members of our Board and current executive officers, as a group. The following tables list the number of shares and percentage of shares beneficially owned based on 35,054,682 shares of common stock outstanding as of April 15, 2020.

The amounts and percentages of equity interests beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of the securities as to which he or she has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed in the table below is c/o MagnaChip Semiconductor, Ltd., 215 Daesin-ro, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, 28429, Korea.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Principal Stockholders
Brigade Capital Management, LP(2)	5,105,136	13.5%
Oaktree Value Opportunities Fund Holdings, L.P.(3)	3,170,729	9.0%
Evermore Global Advisors, LLC(4)	2,943,329	8.4%
Rubric Capital Management LP(5)	2,371,101	6.8%
AllianceBernstein L.P.(6)	2,143,525	6.1%
Hood River Capital Management LLC(7)	2,350,035	6.7%
Morgan Stanley(8)	2,519,511	7.2%
Assenagon S.A.(9)	2,393,052	6.8%
Directors and Named Executive Officers
Melvin Keating(10)	110,645	*
Ilbok Lee(11)	277,421	*
Camillo Martino(12)	118,545	*
Gary Tanner(13)	157,329	*
Nader Tavakoli(14)	352,981	1.0%
Young-Joon Kim(15)	507,356	1.4%
Jonathan Kim(16)	215,106	*
Theodore Kim(17)	200,962	*
Tae Jong Lee(18)	156,270	*
Woung Moo Lee(19)	186,322	*
Directors and current Executive Officers as a group (8 persons)(20)	1,911,561	5.2%

*	Less than one percent
(1)

Includes any outstanding common stock held and, to the extent applicable, shares issuable upon the exercise or conversion of any securities that are exercisable or convertible within 60 days of April 15, 2020.

(2)

Based on the information contained in an Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2020 by Brigade Capital Management, LP (“Brigade Capital”), Brigade Capital Management GP, LLC (“Bridge Capital Management”), Brigade Leveraged Capital Structures Fund Ltd. (“Brigade Fund”) and Donald E. Morgan, III. Each of Brigade Capital, Brigade Capital Management, Brigade Fund and Mr. Morgan may be deemed to beneficially own the shares of common stock listed in the table above and has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of such shares (except that Brigade Fund beneficially owns, and shares power to vote or to direct the vote and shares power to dispose or to direct the disposition of, 3,978,877 of such shares). The shares of common stock listed in the table above include 5.00% Exchangeable Senior Notes due 2021 issued by MagnaChip Semiconductor S.A. (the “Exchangeable Senior Notes”) that are exchangeable at the option of the holder into 2,678,256 shares of our common stock (except that for Brigade Fund the shares of common stock listed in the table above include Exchangeable Senior Notes that are exchangeable at the option of the holder into 1,726,226 shares of our common stock). The Exchangeable Senior Notes are subject to a blocker provision that precludes Brigade Capital and its affiliates from converting the Exchangeable Senior Notes to the extent that Brigade Capital and its affiliates would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 12.49% of our common stock outstanding immediately after giving effect to such conversion. The business address of each of Brigade Capital, Bridge Capital Management and Mr. Morgan is 399 Park Avenue, 16th Floor, New York, New York 10022. The business address of Brigade Fund is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.

(3)

Based on information contained in an Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2020 by each of the following entities (each an “Oaktree Entity”): Oaktree Value Opportunities Fund Holdings, L.P., a Delaware limited partnership (“VOF Holdings”), in its capacity as the direct owner of 3,170,729 shares of our common stock; Oaktree Value Opportunities Fund GP, L.P., a Cayman Islands limited partnership (“VOF GP”), in its capacity as the general partner of VOF Holdings; Oaktree Value Opportunities Fund GP Ltd., a Cayman Islands exempted company (“VOF GP Ltd.”), in its capacity as the general partner of VOF GP; Oaktree Fund GP I, L.P., a Delaware limited partnership (“GP I”), in its capacity as the sole shareholder of VOF GP Ltd.; Oaktree Capital I, L.P., a Delaware limited partnership (“Capital I”), in its capacity as the general partner of GP I; OCM Holdings I, LLC, a Delaware limited liability company (“Holdings I”), in its capacity as the general partner of Capital I; Oaktree Holdings, LLC, a Delaware limited liability company (“Holdings”) in its capacity as the managing member of Holdings I; Oaktree Capital Management, L.P., a Delaware limited partnership (“Management”), in its capacity as the sole director of VOF GP Ltd.; Oaktree Capital Management GP, LLC, a Delaware limited liability company (“Management GP”), in its capacity as the general partner of Management; Atlas OCM Holdings LLC, a Delaware limited liability company (“Atlas”), in its capacity as the sole managing member of Management GP; Oaktree Capital Group, LLC, a Delaware limited liability company (“OCG”), in its capacity as the managing member of Holdings and as the sole shareholder of Holdings, Inc.; Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company (“OCGH GP”), in its capacity as the indirect owner of the class B units of each of OCG and Atlas; Brookfield Asset Management Inc., a Canadian corporation (“BAM”), in its capacity as the indirect owner of the class A units of each of OCG and Atlas; and Partners Limited, a Canadian corporation (“Partners”), in its capacity as the sole owner of the Class B Limited Voting Shares of BAM.

VOF Holdings directly holds the shares of common stock listed in the table above. VOF GP, in its capacity as the general partner of VOF Holdings, has the ability to direct the management of VOF Holdings’ business, including the power to vote and dispose of securities held by VOF Holdings; therefore, VOF GP may be deemed to beneficially own the shares of our common stock deemed held by VOF Holdings. VOF GP Ltd., in its capacity as the general partner of VOF GP, has the ability to direct the management of VOF GP’s business, including the power to direct the decisions of VOF GP regarding the vote and disposition of securities held by VOF Holdings; therefore, VOF GP Ltd. may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. GP I, in its capacity as the sole shareholder of VOF GP Ltd., has the ability to appoint and remove the directors and direct the management of the business of VOF GP Ltd. As such, GP I has the power to direct the decisions of VOF GP

Ltd. regarding the vote and disposition of securities held by VOF Holdings; therefore, GP I may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. Capital I, in its capacity as the general partner of GP I, has the ability to direct the management of GP I’s business, including the power to direct the decisions of GP I regarding the vote and disposition of securities held by VOF Holdings; therefore, Capital I may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. Holdings I, in its capacity as the general partner of Capital I, has the ability to direct the management of Capital I’s business, including the power to direct the decisions of Capital I regarding the vote and disposition of securities held by VOF Holdings; therefore, Holdings I may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. Holdings, in its capacity as the managing member of Holdings I, has the ability to direct the management of Holding I’s business, including the power to direct the decisions of Holdings I regarding the vote and disposition of securities held by VOF Holdings; therefore, Holdings may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. Management, in its capacity as the sole director of VOF GP Ltd., has the ability to direct the management of VOF GP Ltd., including the power to direct the decisions of VOF GP Ltd. regarding the vote and disposition of securities held by VOF Holdings; therefore, Management may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. Management GP, in its capacity as the general partner of Management, has the ability to direct the management of Management’s business, including the power to vote and dispose of securities held by VOF Holdings; therefore, Management GP may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. Atlas, in its capacity as the sole managing member of Management GP, has the ability to direct the management of Management GP’s business, including the power to direct the decisions of Management GP regarding the vote and disposition of securities held by VOF Holdings; therefore, Atlas may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. OCG, in its capacity as the managing member of Holdings, has the ability to direct the management of Holdings’ business, including the power to direct the decisions of Holdings regarding the vote and disposition of securities held by VOF Holdings. Additionally, OCG, in its capacity as the sole shareholder of Holdings, Inc., has the ability to appoint and remove directors of Holdings, Inc. and, as such, may indirectly control the decisions of Holdings, Inc. regarding the vote and disposition of securities held by VOF Holdings. Therefore, OCG may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. OCGH GP, in its capacity as the indirect owner of the class B units of each of OCG and Atlas, has the ability appoint and remove directors of OCG and Atlas and, as such, may indirectly control the decisions of OCG and Atlas regarding the vote and disposition of securities held by VOF Holdings; therefore, OCGH GP may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. BAM, in its capacity as the indirect owner of the class A units of each of OCG and Atlas, has the ability to appoint and remove certain directors of OCG and Atlas and, as such, may indirectly control the decisions of OCG and Atlas regarding the vote and disposition of securities held by VOF Holdings; therefore BAM may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. Partners, in its capacity as the sole owner of Class B Limited Voting Shares of BAM, has the ability to appoint and remove certain directors of BAM and, as such, may indirectly control the decisions of BAM regarding the vote and disposition of securities held by VOF Holdings; therefore Partners may be deemed to have indirect beneficial ownership of the shares of our common stock deemed held by VOF Holdings. The business address of each Oaktree Entity is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(4)

Based on information contained in an Amendment No. 4 to Schedule 13G filed with the SEC on February 20, 2020 by Evermore Global Advisors, LLC (“EGA”) and Evermore Global Value Fund, a series of Evermore Funds Trust (“EGVF”). EGA, other managed account clients of EGA and EGVF are the beneficial owners of the shares of common stock listed in the table above (except that 2,107,539 shares of common stock are beneficially owned by EGVF). Pursuant to the investment advisory agreements entered into by EGA and each of Evermore Funds Trust (of which EGVF is a series) and its other managed account clients, sole power to dispose or to direct the disposition of, and sole power to vote or to direct the vote over, the securities held by such persons has been delegated to EGA, although these agreements and the authority granted to EGA thereunder may be terminated without penalty upon proper notice. The business address of each of EGA and EGVF is 89 Summit Avenue, Summit, NJ 07901.
(5)

Based on the information contained in an Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2020 by Rubric Capital Management LP (“Rubric Capital”), the investment adviser to certain investment funds and/or accounts (collectively, the “Rubric Funds”) and David Rosen, Managing Member of Rubric Capital Management GP LLC, the general partner of Rubric Capital. Each of Rubric Capital and Mr. Rosen beneficially own the shares of common stock listed in the table above and has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of such shares. Rubric Capital Master Fund LP, a Rubric Fund, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of our common stock. The business address for Rubric Capital and Mr. Rosen is 767 3rd Avenue, New York, NY 10017.

(6)

Based on the information contained in an Amendment No. 2 to Schedule 13G filed with the SEC on February 20, 2020 by AllianceBernstein L.P. (“AllianceBernstein”). AllianceBernstein beneficially owns and has the sole power to dispose or to direct the disposition of the shares of common stock listed in the table above and has the sole power to vote or to direct the vote over 1,677,676 of such shares. The shares of common stock listed in the table above were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein is a majority owned subsidiary of AXA Equitable Holdings, Inc.. AllianceBernstein operates under independent management and makes independent decisions from AXA Equitable Holdings, Inc. and its subsidiaries and AXA Equitable Holdings, Inc. calculates and reports beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the SEC in Release Number 34-39538 (January 12, 1998). The business address for AllianceBernstein is 1345 Avenue of the Americas, New York, NY 10105.

(7)

Based on the information contained in an Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2020 by Hood River Capital Management LLC (“Hood River”). Hood River beneficially own the shares of common stock listed in the table above and has the sole power to dispose or to direct the disposition of such shares. The business address for Hood River is Umpqua Bank Plaza, One SW Columbia Street, Suite 630, Portland, OR 97204.

(8)

Based on the information contained in an amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2020 by Morgan Stanley. Morgan Stanley beneficially owns the shares of common stock listed in the table above and has shared power to dispose or to direct the disposition of such shares (and has shared voting power with respect to 2,513,351 of such shares). The shares of our common stock reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Capital Services LLC, a wholly-owned subsidiary of Morgan Stanley (“MSCS LLC”). MSCS LLC beneficially owns 2,496,051 of the shares of common stock listed in the table above, has shared power to dispose or to direct the disposition of 2,496,051 of such shares and has shared voting power with respect to 2,496,051 of such shares. The amounts reported reflect the securities beneficially owned, or that may be deemed to be beneficially owned, by certain operating units (collectively, the “MS Reporting Units”) of Morgan Stanley and its subsidiaries and affiliates (collectively, “MS”), in accordance with SEC Release Number 34-39538 (January 12, 1998). The amounts reported do not reflect securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with SEC Release Number 34-39538 (January 12, 1998). The business address for Morgan Stanley and MSCS LLC is 1585 Broadway, New York, NY 10036.

(9)

Based on the information contained in a Schedule 13G filed with the SEC on April 17, 2020 by Assenagon S.A. and Assenagon Asset Management S.A. (together “Assenagon”). Assenagon beneficially owns the shares of common stock listed in the table above and has the sole power to dispose or to direct the disposition of such shares. Invesco Markets PLC has the right to receive dividends and the proceeds from the sale of the securities mentioned herein. Invesco Markets PLC is a UCITS investment fund established under the laws of Ireland, and is an umbrella fund to various index tracking sub-funds. Invesco Markets PLC has delegated investment and voting power to its Management Company, Invesco Investment Management Limited, which has sub-delegated those powers to an investment manager. Neither Invesco Market PLC nor Invesco Investment Management Limited have retained the right under the respective outsourcing contracts to rescind the authority granted to the investment manager (other than by way of termination of the outsourcing contracts) and are thus not able to regain investment or voting power over the shares within 60 days. The business address for Assenagon is Aerogolf Center, 1B Heienhaff, 1736 Senningerberg, Luxembourg.
(10)

Represents 10,100 shares of common stock, options to purchase 49,737 shares of common stock and 50,808 shares of common stock subject to RSUs that will be vested and may be exercised or settled, as applicable, as of June 14, 2020.

(11)

Represents 15,706 shares of common stock, options to purchase 204,593 shares of common stock and 57,122 shares of common stock subject to RSUs that will be vested and may be exercised or settled, as applicable, as of June 14, 2020.

(12)

Represents 18,000 shares of common stock, options to purchase 49,737 shares of common stock and 50,808 shares of common stock subject to RSUs that will be vested and may be exercised or settled, as applicable, as of June 14, 2020.

(13)

Represents 5,408 shares of common stock, options to purchase 93,117 shares of common stock and 58,804 shares of common stock subject to RSUs that will be vested and may be exercised or settled, as applicable, as of June 14, 2020.

(14)

Represents 95,356 shares of common stock, options to purchase 199,593 shares of common stock and 58,032 shares of common stock subject to RSUs that will be vested and may be exercised or settled, as applicable, as of June 14, 2020.

(15)	Represents 171,441 shares of common stock and options to purchase 335,915 shares of common stock that will be vested and may be exercised as of June 14, 2020.
(16)

Mr. J. Kim resigned his positions as our Chief Financial Officer, Executive Vice President and Chief Accounting Officer and from all other positions with us and our subsidiaries, effective as of March 27, 2020. Represents 60,196 shares of common stock and options to purchase 154,910 shares of common stock that will be vested and may be exercised as of June 14, 2020. The business address for him is 806 Trade Tower, 511 Yeongdong-daers, Gangnam-gu, Seoul 061, Korea.

(17)	Represents 73,352 shares of common stock and options to purchase 127,610 shares of common stock that will be vested and may be exercised as of June 14, 2020.
(18)

Mr. Lee resigned his positions as our Executive Vice President and General Manager of our Foundry Services Group and from all other positions with us and our subsidiaries, effective as of January 9, 2019. Represents 56,460 shares of common stock and options to purchase 99,810 shares of common stock that will be vested and may be exercised as of June 14, 2020. The address for Mr. Lee is 88 Jamsil-Ro, Songpa-Gu, Seoul, Korea.

(19)	Represents 66,512 shares of common stock and options to purchase 119,810 shares of common stock that will be vested and may be exercised as of June 14, 2020.
(20)

Our directors and executive officers as of April 15, 2020 as a group beneficially own 1,911,561 shares of common stock or 5.2%, which represents 455,875 shares of common stock, options to purchase 1,180,112 shares of common stock and 275,574 shares of common stock subject to RSUs that will be vested and may be exercised or settled, as applicable, as of June 14, 2020.

PROPOSAL TWO

ADVISORY VOTE ON

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Dodd-Frank Act, and Section 14A of the Exchange Act, the Board is asking stockholders to approve an advisory (non-binding) resolution on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The text of the resolution is as follows:

RESOLVED, that the stockholders of MagnaChip Semiconductor Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2020 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2019 and the related compensation tables and narrative disclosure within the executive compensation sections of the proxy statement).

The Company urges you to read the disclosure under “Compensation Discussion and Analysis,” in this Proxy Statement, which discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of our named executive officers for fiscal 2019. We have designed our executive compensation structure to attract, motivate, and retain executives with the skills required to formulate and implement the Company’s strategic objectives and create stockholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives.

The vote regarding the compensation of the named executive officers described above, referred to as a “say-on-pay advisory vote,” is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board. Although non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote “FOR” the approval of the compensation of the named executive officers as disclosed in this Proxy Statement and described above.

The Board recommends that you vote “FOR” the approval of our named executive officer compensation.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

Samil PricewaterhouseCoopers has been selected by the Audit Committee as the principal independent registered public accounting firm for the fiscal year ending December 31, 2020 for us and our subsidiaries. Our Board recommends a vote for ratification of the appointment of Samil PricewaterhouseCoopers as the independent registered public accounting firm to audit the books and accounts for us and our subsidiaries for the fiscal year ending December 31, 2020. It is expected that representatives of Samil PricewaterhouseCoopers will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

The appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice. If our stockholders fail to vote on an advisory basis in favor of the appointment of Samil PricewaterhouseCoopers, the Audit Committee will take such actions as it deems necessary as a result of such stockholder vote.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees billed for professional services rendered by Samil PricewaterhouseCoopers and its affiliates for the years ended December 31, 2019 and 2018.

	Year Ended December 31
	2019	2018
	(in millions)
Audit fees	$1.5	$1.6
Audit Related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1.5	$1.6

Policy and Procedure for Approval of Audit and Permitted Non-Audit Services

All audit fees were pre-approved by the Company’s Audit Committee, which concluded that the provision of such services by Samil PricewaterhouseCoopers and its affiliates was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. With respect to outside auditor independence, the Audit Committee Charter provides for pre-approval of audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement. The Audit Committee Charter authorizes the Audit Committee to delegate to one or more of its members the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Audit Committee at its next scheduled meeting. The Audit Committee followed these guidelines in approving all services rendered by Samil PricewaterhouseCoopers and its affiliates.

The Board recommends that you vote “FOR” the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

PROPOSAL FOUR

APPROVAL OF THE MAGNACHIP SEMICONDUCTOR CORPORATION 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

General

On April 28, 2020, upon recommendation by the Compensation Committee, the Board approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting, the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan (the “2020 Plan”) to succeed the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan, as amended or amended and restated (the “2011 Plan”), which is otherwise set to expire in March 2021 (after which no further grants could be made thereunder). The 2011 Plan, together with the MagnaChip Semiconductor LLC 2009 Common Unit Plan, as amended or amended and restated (the “2009 Plan”), are referred to as the “Predecessor Plans.”

You are being asked to approve the 2020 Plan. The 2020 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and authorizes a variety of award types designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries and certain consultants of the Company and its subsidiaries, and non-employee directors of the Company.

Stockholder approval of the 2020 Plan would make available for awards under the 2020 Plan 1,309,000 new shares of common stock, par value of $0.01 per share, of the Company (“Common Stock”). The 2020 Plan will also include shares of Common Stock that remain available for awards under the 2011 Plan as of the approval date for the 2020 Plan, as further described below and in the 2020 Plan, with the total share pool under the 2020 Plan subject to adjustment, including under the share counting rules, as described in the 2020 Plan. This number of remaining shares was 1,797,606 as of April 22, 2020.

The Board recommends that you vote to approve the 2020 Plan. If the 2020 Plan is approved by stockholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, and no further grants will be made on or after such date under the Predecessor Plans (and, for the avoidance of doubt, the final increase in the 2011 Plan share reserve scheduled for January 1, 2021 pursuant to the 2011 Plan’s “evergreen” provision will not occur). Outstanding awards under the Predecessor Plans, however, will continue in effect in accordance with their terms. If the 2020 Plan is not approved by our stockholders, no awards will be made under the 2020 Plan, and the 2011 Plan will remain in effect until its term expires in March 2021.

The actual text of the 2020 Plan is attached to this proxy statement as Appendix A. The following description of the 2020 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Why We Believe You Should Vote for This Proposal

The 2020 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Stock, for the purpose of providing incentives and rewards for service and/or performance to our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants to the Company and its subsidiaries. Some of the key features of the 2020 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2020

Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

As of April 22, 2020, 1,797,606 shares of Common Stock remained available for new awards under the 2011 Plan. If the 2020 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation. This approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized in other ways.

The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plans and the potential dilution associated with the 2020 Plan. This information is as of April 22, 2020. As of that date, there were approximately 35,054,682 shares of Common Stock outstanding.

Shares of Common Stock subject to outstanding awards and available for future awards under the Predecessor Plans as of April 22, 2020:

•

Total number of shares of Common Stock subject to outstanding full-value awards (including restricted stock units, with any performance awards counted based on maximum performance): 825,115 shares (approximately 2.35% of our outstanding Common Stock).

•

Outstanding stock options: 2,163,845 shares (approximately 6.17% of our outstanding Common Stock) (outstanding stock options have a weighted average exercise price of $10.40 and a weighted average remaining term of 4.4 years).

•

Total number of shares of Common Stock available for future awards under the 2011 Plan: 1,797,606 shares (approximately 5.13% of our outstanding Common Stock) (however, as noted above, no further grants will be made under the 2011 Plan upon the effective date of the 2020 Plan, so we view remaining shares under the 2011 Plan as “rolling into” the new 2020 Plan based on the design of the new 2020 Plan).

•

In summary, the total number of shares of Common Stock subject to outstanding awards (2,988,960 shares), plus the total number of shares of Common Stock available for future awards under the 2011 Plan (1,797,606 shares), represents a current overhang percentage of 13.65% (in other words, the potential dilution of our stockholders represented by the Predecessor Plans).

Proposed shares of Common Stock available for awards under the 2020 Plan:

•

1,309,000 new shares (approximately 3.73% of our outstanding Common Stock, which percentage reflects the simple dilution of our stockholders that would occur if the 2020 Plan is approved) plus 1,797,606 shares that were available as of April 22, 2020 under the 2011 Plan, or an aggregate of 3,106,606 shares (approximately 8.86% of our outstanding Common Stock), minus any shares subject to awards granted under the 2011 Plan after that date, all subject to adjustment, including under the share counting rules of the 2020 Plan.

•

The total number of shares of Common Stock subject to outstanding awards as of April 22, 2020 (2,988,960 shares), plus the proposed Common Stock available for future awards under the 2020 Plan (estimated to be 3,106,606 shares), represent a total overhang of 6,095,566 shares (17.39%) under the 2020 Plan.

Based on the closing price on the New York Stock Exchange for our Common Stock on April 22, 2020 of $11.13 per share, the aggregate market value as of April 22, 2020 of the new 1,309,000 shares of Common Stock requested under the 2020 Plan was $14,569,170.

In fiscal years 2017, 2018, and 2019, we granted awards (including stock options, service-based RSUs and performance-based RSUs) under the 2011 Plan covering 243,581 shares, 739,231 shares, and 711,719 shares, respectively. Based on our basic weighted average shares of Common Stock outstanding for those three fiscal years of 33,943,264, 34,469,921, and 34,321,888, respectively, for the three-fiscal-year period 2017-2019, our average burn rate, not taking into account forfeitures, was 1.6%. (Our individual years’ burn rates were 0.7% for fiscal 2017, 2.1% for fiscal 2018 and 2.1% for fiscal 2019.)

In determining the number of shares to request for approval under the 2020 Plan, our management team worked with the Compensation Committee and Compensia to evaluate a number of factors, including our recent and expected share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2020 Plan.

If the 2020 Plan is approved, we intend to utilize the shares authorized under the 2020 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2020 Plan will last for about three years, including based on our historic grant rates, new hiring and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation Committee retains full discretion under the 2020 Plan to determine the number and amount of awards to be granted under the 2020 Plan, subject to the terms of the 2020 Plan. Future benefits that may be received by our non-employee directors in 2020 under the 2020 Plan are set forth below in the New Plan Benefits table. Any other benefits to be granted in the future under the 2020 Plan cannot be determined at this time, as the actual awards will be made at the discretion of the Compensation Committee.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should consider all of the information in this proposal.

2020 Plan Highlights

Reasonable 2020 Plan limits

Unlike our 2011 Plan, the 2020 Plan does not contain an evergreen provision that automatically adds additional shares of Common Stock to the available pool of stock available for grant under the plan every year without additional stockholder approval. Generally, awards under the 2020 Plan are limited to 1,309,000 shares of Common Stock plus, as of the effective date of the 2020 Plan, the total number of shares of Common Stock remaining available for awards under the 2011 Plan, plus Common Stock subject to any forfeitures (or similar events) that occur under the Predecessor Plans or the 2020 Plan after the effective date of the 2020 Plan. This design means that we are essentially “rolling” into the new 2020 Plan the shares that we have remaining under the 2011 Plan as of the effective date of the 2020 Plan. These shares may be shares of original issuance or treasury shares, or a combination of the two.

The 2020 Plan also provides that, subject as applicable to adjustment and the applicable Common Stock counting provisions as described in the 2020 Plan:

•	the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of incentive stock options (as defined below) will not exceed 1,309,000 shares of Common Stock; and

•

no non-employee director will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $650,000.

Limited share recycling provisions

Subject to certain exceptions described in the 2020 Plan, if any award granted under the 2020 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, will again be available under the 2020 Plan. Additionally, if after the effective date of the 2020 Plan, any Common Stock subject to an award granted under the Predecessor Plans is forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2020 Plan. The following Common Stock will not be added (or added back, as applicable) to the aggregate share limit under the 2020 Plan: (1) Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2020 Plan; and (2) Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2020 Plan. Further, Common Stock covered by share-settled SARs that is exercised and settled in shares, but that is not actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the 2020 Plan. In addition, Common Stock withheld by us, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate share limit under the 2020 Plan. If a participant elects to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate number of shares available under the 2020 Plan.

No repricing without stockholder approval

Outside of certain corporate transactions or adjustment events described in the 2020 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, and “underwater” stock options or SARs cannot be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the 2020 Plan.

Change in control definition

The 2020 Plan includes a non-liberal definition of “change in control,” which is described below.

Exercise or base price limitation

The 2020 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2020 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.

No minimum vesting periods

The 2020 Plan does not provide for any minimum vesting periods.

Summary of Other Material Terms of the 2020 Plan

Administration

The 2020 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2020 Plan; provided, however, that notwithstanding anything in the 2020 Plan to the contrary, the Board may grant awards under the 2020 Plan to non-employee directors and administer the 2020 Plan with respect to such awards. References to the “Committee” in this proposal generally refer to the Compensation Committee or such other committee designated by the Board, or the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2020 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2020 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2020 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors, such administrative duties or powers as it deems advisable, and the Committee, the subcommittee, or any other such person to whom duties or powers have been delegated, may employ persons to render advice with respect to a responsibility of the Committee, subcommittee, or other such person. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2020 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2020 Plan, and (2) determine the size of such awards. The Committee may not, however, delegate such responsibilities to officers for awards granted to non-employee directors or certain officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee is authorized to take any other action it determines to be appropriate subject to the express limitations contained in the 2020 Plan.

Eligibility

Any person who is selected by the Committee to receive benefits under the 2020 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2020 Plan. In addition, non-employee directors of the Company and certain consultants who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), may also be selected by the Committee to participate in the 2020 Plan. As of April 22, 2020, there were approximately 2,455 employees of the Company and its subsidiaries, 1 consultant to the Company and its subsidiaries and 5 non-employee directors of the Company eligible to participate in the 2020 Plan. The basis for participation in the 2020 Plan by eligible persons is the selection of such persons for participation by the Committee (or its proper delegate) in its discretion.

Shares available for awards under the 2020 Plan

Subject to adjustment as described in the 2020 Plan and the 2020 Plan share counting rules, the number of shares of Common Stock available under the 2020 Plan for awards of:

•	stock options or SARs;

•	restricted stock;

•	RSUs;

•	performance shares or performance units;

•	other stock-based awards under the 2020 Plan; or

•	dividend equivalents paid with respect to awards under the 2020 Plan;

will not exceed, in the aggregate, 1,309,000 shares of Common Stock plus, as of the effective date of the 2020 Plan, the total number of shares of Common Stock remaining available for awards under the 2011 Plan, plus Common Stock that becomes available under the 2020 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of 2020 Plan awards (or, as described, awards under the Predecessor Plans), after the effective date of the 2020 Plan.

Share counting

Generally, the aggregate number of shares of Common Stock available under the 2020 Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under the 2020 Plan.

Types of awards under the 2020 Plan

Pursuant to the 2020 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code), SARs, restricted stock, RSUs, performance shares, performance units, and certain other awards based on or related to our Common Stock.

Generally, each grant of an award under the 2020 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2020 Plan. A brief description of the types of awards which may be granted under the 2020 Plan is set forth below.

Stock options

A stock option is a right to purchase Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2020 Plan may consist of either an incentive stock option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive stock options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, stock options must have an exercise price per share of Common Stock that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2020 Plan may not provide for dividends or dividend equivalents.

SARs

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the fair market value of a share of Common Stock on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2020 Plan may not provide for dividends or dividend equivalents.

Restricted stock

Restricted stock constitutes an immediate transfer of the ownership of Common Stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights (subject in particular to certain dividend provisions in the 2020 Plan, as described below), subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or other distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock, but any such dividends or other distributions on restricted stock must be deferred until, and paid contingent upon, the vesting of such restricted stock. Restricted shares may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Each grant of restricted stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the 2020 Plan and will contain such terms and provisions, consistent with the 2020 Plan, as the Committee may approve.

RSUs

RSUs awarded under the 2020 Plan constitute an agreement by the Company to deliver Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Stock deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of the Committee, on a deferred and contingent basis, based upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Stock or any combination of the two.

Performance shares, performance units and cash incentive awards

Performance shares, performance units and cash incentive awards may also be granted to participants under the 2020 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that have been earned.

At the discretion of the Committee, any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The performance period with respect to each grant of performance shares or performance units or cash incentive award will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

Other awards

Subject to applicable law and applicable share limits under the 2020 Plan, the Committee may grant to any participant Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities; other rights convertible or exchangeable into Common Stock; purchase rights for Common Stock; awards with value and payment contingent upon performance of the Company or specified subsidiaries or affiliates or other business units or any other factors designated by the Committee; and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of, the subsidiaries or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Stock delivered under such an award in the nature of a purchase right granted under the 2020 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2020 Plan. The Committee may also authorize the grant of Common Stock as a bonus or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2020 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, in cash or in additional Common Stock, based upon the earning and vesting of such awards.

Change in control

The 2020 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control shall be deemed to have occurred upon the occurrence of any of the following events (subject to certain exceptions and limitations and as further described in the 2020 Plan): (1) any individual, entity or group is or becomes the beneficial owner of 50% or more of the combined voting power of the then-outstanding Common Stock or voting shares of the Company (subject to certain exceptions); (2) a transaction in which the stockholders immediately before the transaction do not retain ownership of more than 50% of the combined voting power of the outstanding voting securities of the Company (or the entity to which the assets of the Company were transferred); or (3) consummation of a complete liquidation or dissolution of the Company after approval of the same by the stockholders of the Company; provided, however, the transactions described in (1) or (2) above shall not constitute a change in control if a majority of the members of the board of directors of the continuing, surviving or successor entity (or parent thereof) immediately after such transaction is comprised of incumbent directors.

Management objectives

The 2020 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2020 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of awards

Except as otherwise provided by the Committee, and subject to the terms of the 2020 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2020 Plan will be transferable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2020 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of certain types of the Common Stock that is subject to awards under the 2020 Plan will be subject to further restrictions on transfer.

Adjustments

The Committee will make or provide for such adjustments in: (1) the number and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2020 Plan; (2) if applicable, the number and kind of shares of Common Stock covered by Other Awards granted pursuant to the 2020 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2020 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available under the 2020 Plan and the share limits of the 2020 Plan as the Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event. Any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of incentive stock options, however, will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an incentive stock option to fail to so qualify.

Prohibition on repricing

Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2020 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental activity and recapture

Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

Accommodations for participants of different nationalities

In order to facilitate the making of any grant or combination of grants under the 2020 Plan, the Committee may provide for such special terms for awards to participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that participants are expected to be nationals of the United States and other countries, or to be employed by us or one of our subsidiaries within and outside of the United States. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2020 Plan (including sub-plans) (to be considered part of the 2020 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2020 Plan as then in effect unless the 2020 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding

To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2020 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Stock, then, (i) for participants who are “officers” subject to Section 16 of the Exchange Act, unless otherwise determined by the Committee, we will withhold Common Stock having a value equal to the amount required to be withheld under applicable income and employment tax laws and (ii) for participants who are not “officers” subject to Section 16 of the Exchange Act, we may withhold Common Stock having a value equal to the amount required to be withheld under applicable income and employment tax laws. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to the 2020 Plan exceed the minimum amount required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences, (2) such additional withholding amount is authorized by the Committee, and (3) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of stock options.

No right to continued employment

The 2020 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective date of the 2020 Plan

The 2020 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Predecessor Plans on or after the date on which our stockholders approve the 2020 Plan, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following such date.

Amendment and termination of the 2020 Plan

The Board generally may amend the 2020 Plan from time to time in whole or in part. If any amendment, however, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2020 Plan) (1) would materially increase the benefits accruing to participants under the 2020 Plan, (2) would materially increase the number of securities which may be issued under the 2020 Plan, (3) would materially modify the requirements for participation in the 2020 Plan or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the New York Stock Exchange, or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2020 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2020 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2020 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2020 Plan or waive any other limitation or requirement under any such award.

The Board may, in its discretion, terminate the 2020 Plan at any time. Termination of the 2020 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2020 Plan on or after the tenth anniversary of the effective date of the 2020 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2020 Plan.

Allowances for conversion awards and assumed plans

Common Stock issued or transferred under awards granted under the 2020 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2020 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2020 Plan, under circumstances further described in the 2020 Plan, but will not count against the aggregate share limit or other 2020 Plan limits described above.

New Plan Benefits

Other than the annual grant of RSUs to our non-employee directors under our director compensation policy (the amounts of which are set forth in the table below for 2020), any equity or cash based compensation awards to be granted in the future under the 2020 Plan to eligible individuals, including employees, officers and non-employee directors, cannot be determined at this time because the grants are made in the discretion of the Committee.

MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan

Name and Position	Dollar Value of RSUs ($)(1)	Number of RSUs (#)(2)
Young-Joon Kim, Chief Executive Officer	—	—
Jonathan Kim, Former Chief Financial Officer, Executive Vice President and Chief Accounting Officer	—	—
Theodore Kim, Chief Compliance Officer, Executive Vice President, General Counsel and Secretary	—	—
Woung Moo Lee, Executive Vice President and General Manager of Power Business and Head of Worldwide Sales	—	—
Tae Jong Lee, Former Executive Vice President and General Manager, Foundry Services Group	—	—
Executive Group	—	—
Non-Executive Director Group	985,000	88,450
Non-Executive Officer Employee Group	—	—

(1)	Under our director compensation policy, in 2020, each of our non-employee directors is expected to receive an RSU grant with a value of $165,000; the chairpersons of the Audit Committee, Compensation

Committee, Nominating and Corporate Governance Committee and Risk Committee are expected to receive additional RSU grants of $20,000 each; non-chair members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee are expected to receive additional RSU grants of $10,000 each.
(2)

The number of RSUs set forth on this line is determined by dividing the expected aggregate 2020 RSU grant value for all non-employee directors under the director compensation policy by the closing price of the Company’s common stock on the New York Stock Exchange of $11.13 on April 22, 2020.

U.S. federal income tax consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2020 Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2020 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and social security taxes), or state, local or foreign tax consequences.

Tax consequences to participants

Restricted shares: The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance shares, performance units and cash incentive awards: No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received.

Nonqualified stock options: In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive stock options: No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs: No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs: No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax consequences to the Company or its subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction from any applicable federal income tax, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2020 Plan by our stockholders.

The Board recommends that you vote “FOR” the approval of the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan. Equity Compensation Plan Information

Please see “Equity Compensation Plan Information” table above for information as of December 31, 2019 regarding securities authorized for issuance under the Company’s equity compensation plans.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

A stockholder who would like a proposal considered for inclusion in our proxy statement relating to our 2021 annual meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company no later than December 30, 2020 and must otherwise comply with Rule 14a-8.

Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at our 2021 annual meeting must be received by the Corporate Secretary of the Company between February 11, 2021 and March 13, 2021. If, however, the date of the 2021 annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day after public announcement of the date of such meeting. Such proposals must be addressed to MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 60 South Market Street, Suite 750, San Jose, CA 95113, Attention: Secretary. If we do not receive such notice within the timeframe described above, the notice will be considered untimely and the proposal may not be brought.

In addition to the timely notice requirements, a stockholder’s proposal for nominees for directors must comply with Section 2.15 of the Company’s bylaws and other applicable procedures described therein or established by our Nominating and Corporate Governance Committee. See “The Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.” Stockholder proposals related to other business must also comply with Section 1.10 of the Company’s bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Our proxy for the 2020 annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between February 11, 2021 and March 13, 2021. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

The directors know of no other matters which are likely to be brought before the Annual Meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President,
General Counsel and Secretary

April 29, 2020

APPENDIX A: MAGNACHIP SEMICONDUCTOR CORPORATION 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to permit award grants to non-employee Directors, Officers, other Employees, and Consultants of the Participating Company Group, and to provide to such persons incentives and rewards for Service and/or performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Award” means any Option, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award or other award granted under this Plan.

(c) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(f) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Evidence of Award or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s failure to substantially perform the Participant’s customary duties with a Participating Company in the ordinary course (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) that, if susceptible to cure, has not been cured as determined by the Participating Company within 30 days after a written demand for substantial performance is delivered to the Participant by the Participating Company, which demand specifically identifies the manner in which such entity believes that the Participant has not substantially performed the Participant’s duties; (ii) the Participant’s gross negligence, intentional misconduct or fraud in the performance of his or her Service; (iii) the Participant’s indictment (or equivalent) for a felony or to a crime involving fraud or dishonesty; (iv) a judicial determination that the Participant committed fraud or dishonesty against any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity; (v) the Participant’s material violation of one or more of the Participating Company Group’s policies applicable to the Participant’s Service as may be in effect from time to time; or (vi) the Participant’s conduct that brings or could reasonably be expected to bring the Participating Company Group into public disgrace or disrepute and that has a material adverse effect on the business of the Participating Company Group.

(g) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(h) “Code” means the Internal Revenue Code of 1986 and the regulations thereunder, as such law and regulations may be amended from time to time.

(i) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(j) “Company” means MagnaChip Semiconductor Corporation, a Delaware corporation, and its successors.

(k) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to this Plan in reliance on registration on Form S-8 under the Securities Act.

(l) “Date of Grant” means the date provided for by the Committee on which a grant of Options, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(m) “Director” means a member of the Board.

(n) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Evidence of Award or other written agreement between a Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by this Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p) “Effective Date” means the date this Plan is approved by the Stockholders.

(q) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an “employee” as defined under Section 3401(c) of the Code; provided, however, that neither service as a member of the Board nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of this Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.

(r) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(t) “Exercise Price” means the purchase price payable on exercise of an Option.

(u) “Fair Market Value” means, as of any particular date, the closing price of a share of Stock as reported for that date on the New York Stock Exchange or, if the Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Stock, then the Fair Market Value shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A.

(v) “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(w) “Incumbent Director” means a Director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a Director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

(x) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable, to the extent permitted by applicable law.

(y) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Evidence of Award) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(z) “Officer” means any person designated by the Board as an officer of the Company.

(aa) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option.

(bb) “Option” means the right to purchase Stock upon exercise of an Award granted pursuant to Section 4 of this Plan.

(cc) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the Stockholders of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(dd) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an Officer or other Employee, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a Consultant.

(ee) “Participating Company” means the Company or any Subsidiary.

(ff) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(gg) “Performance Period” means, in respect of any Award with Management Objectives, a period of time established within which the Management Objectives relating to such Award are to be achieved.

(hh) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Stock awarded pursuant to Section 8 of this Plan.

(ii) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(jj) “Plan” means this MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(kk) “Predecessor Plans” means the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan, as amended or amended and restated from time to time, and the MagnaChip Semiconductor LLC 2009 Common Unit Plan, as amended or amended and restated from time to time.

(ll) “Restricted Stock” means Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(mm) “Restricted Stock Units” means an Award made pursuant to Section 7 of this Plan of the right to receive Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(nn) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(oo) “Section 409A” means Section 409A of the Code.

(pp) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(qq) “Securities Act” means the Securities Act of 1933, as amended.

(rr) “Service” means, unless such term or an equivalent term is otherwise defined by the applicable Evidence of Award or other written agreement between a Participant and a Participating Company applicable to an Award, Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave or other bona fide leave of absence approved by the Company, provided that the Company shall have discretion to determine the length of any such leave for the purposes of this definition. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ss) “Spread” means the excess of the Fair Market Value on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(tt) “Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(uu) “Stockholder” means an individual or entity that owns one or more shares of Stock.

(vv) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined voting power of the then outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity represented by all classes of stock issued by such corporation.

3. Shares Available Under this Plan.

(a) Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Stock available under this Plan for Awards of (A) Options or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) Awards contemplated by Section 9 of this Plan, or (F) Dividend Equivalent Rights with respect to Awards made under this Plan will not exceed in the aggregate (x) 1,309,000 shares of Stock, plus (y) the total number of shares remaining available for Awards under the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan, as amended or amended and restated from time to time, as of the Effective Date, plus (z) the Stock that is subject to Awards granted under this Plan or the Predecessor Plans that is added (or added back, as applicable) to the aggregate number of shares of Stock available under this Section 3(a)(i) pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Stock for every one share of Stock subject to an Award granted under this Plan.

(b) Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any Award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Stock subject to such Award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)

If, after the Effective Date, any Stock subject to an award granted under the Predecessor Plans is forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for Awards under this Plan.

(iii)

Notwithstanding anything to the contrary contained in this Plan: (A) Stock withheld by the Company, tendered or otherwise used in payment of the Exercise Price of an Option will not be added (or added back, as applicable) to the aggregate number of shares of Stock available under Section 3(a)(i) of this Plan; (B) Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Stock available under Section 3(a)(i) of this Plan; (C) Stock subject to a share-settled Appreciation Right that is not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Stock available under Section 3(a)(i) of this Plan; and (D) Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be added (or added back, as applicable) to the aggregate number of shares of Stock available under Section 3(a)(i) of this Plan.

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Stock based on Fair Market Value, such Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,309,000 shares of Stock.

(d) Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such Service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $650,000.

4. Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Exercise Price per share of Stock, which Exercise Price (except with respect to Awards under Section 22 of this Plan) may not be less than the Fair Market Value on the Date of Grant.

(c) Each grant will specify whether the Exercise Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Stock owned by the Optionee having a value at the time of exercise equal to the total Exercise Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Stock otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Exercise Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Stock to which such exercise relates.

(e) Each grant will specify the period or periods of continuous Service by the Optionee with the Participating Company Group, if any, that is necessary before any Options or installments thereof will vest. Options may provide for continued vesting or the earlier vesting of such Options, including in the event of the retirement, death, Disability or termination of Service of a Participant or in the event of a Change in Control.

(f) Any grant of Options may specify Management Objectives regarding the vesting of such rights.

(g) Options granted under this Plan may be (i) Incentive Stock Options (ii) Nonstatutory Stock Options or (iii) combinations of the foregoing.

(h) No Option will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option upon such terms and conditions as established by the Committee.

(i) Options granted under this Plan may not provide for any dividends or Dividend Equivalent Rights thereon.

(j) Each grant of Options will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Stock or any combination thereof.

(ii)

Each grant will specify the period or periods of continuous Service by the Participant with the Participating Company Group, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, Disability or termination of Service of a Participant or in the event of a Change in Control.

(iii)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or Dividend Equivalent Rights thereon.

(v)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(vi)

Each grant of Appreciation Rights will specify in respect of each Appreciation Right a Base Price, which (except with respect to Awards under Section 22 of this Plan) may not be less than the Fair Market Value on the Date of Grant.

(vii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value on the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, Disability or termination of Service of a Participant or in the event of a Change in Control.

(g) Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying Award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, Disability or termination of Service of a Participant or in the event of a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of Dividend Equivalent Rights on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Stock; provided, however, that Dividend Equivalent Rights or other distributions on Stock underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Stock or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the Award.

(c) The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, Disability or termination of Service of a Participant or in the event of a Change in Control.

(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.

(e) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of Dividend Equivalent Rights to the holder thereof either in cash or in additional Stock, which Dividend Equivalent Rights will be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such Dividend Equivalent Rights are paid.

(f) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, awards with value and payment contingent upon performance of any specified Participating Company, affiliates or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Stock or the value of securities of, or the performance of specified Participating Companies, affiliates or business units of Participating Companies. The Committee will determine the terms and conditions of such awards. Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Stock, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may authorize the grant of Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Participating Company to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A.

(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or Dividend Equivalent Rights on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Stock, based upon the earning and vesting of such awards.

(e) Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

(f) Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, Disability or termination of Service of a Participant or in the event of a Change in Control.

10. Administration of this Plan.

(a) This Plan will be administered by the Committee; provided, however, that notwithstanding anything in this Plan to the contrary, the Board may grant Awards under this Plan to non-employee Directors and administer this Plan with respect to such Awards. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more Officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more Officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate Employees to be recipients of Awards under this Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such Officer for Awards granted to an Employee who is an “officer” (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Stock such Officer(s) may grant; and (C) the Officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Stock covered by outstanding Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Exercise Price and Base Price provided in outstanding Options and Appreciation Rights, respectively, in Cash Incentive Awards, and in other Award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A. In addition, for each Option or Appreciation Right with an Exercise Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option or Appreciation Right without any payment to the person holding such Option or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any one or a combination of the following events:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (i) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (ii) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by a trustee or other fiduciary under an employee benefit plan of the Participating Company Group or (v) any acquisition by an entity owned directly or indirectly by the Stockholders in substantially the same proportions as their ownership of the voting securities of the Company; or

(b) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the Stockholders immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2(cc)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(c) consummation of a complete liquidation or dissolution of the Company after approval of the same by the stockholders of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (a) or (b) of this Section 12 in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more Subsidiary Corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

13. Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during the Participant’s Service with the Participating Company Group, or (b) within a specified period after termination of such Service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any Stock issued under and/or any other benefit related to an Award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Stock may be traded.

14. Accommodations for Participants of Different Nationalities. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that Participants are expected to be nationals of the United States of America and other countries, or to provide Services to the Participating Company Group both within and outside of the United States of America. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate Officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A, no Option, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or Dividend Equivalent Rights paid with respect to Awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such Award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such Award is transferred. Except as otherwise determined by the Committee, Options and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the Stock that is (i) to be issued or transferred by the Company upon the exercise of Options or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements may include relinquishment of a portion of such benefit. With respect to Participants who are “officers” subject to Section 16 of the Exchange Act, if the Participant’s benefit is to be received in the form of Stock, then, unless otherwise determined by the Committee, the Company will withhold from the Stock required to be delivered to the Participant, shares of Stock having a value equal to the amount required to be withheld under applicable income and employment tax laws. With respect to Participants who are not “officers” subject to Section 16 of the Exchange Act, if the Participant’s benefit is to be received in the form of Stock, then, the Company may withhold from the Stock required to be delivered to the Participant, shares of Stock having a value equal to the amount required to be withheld under applicable income and employment tax laws. The Stock used for tax or other withholding will be valued at an amount equal to the Fair Market Value of such Stock on the date the benefit is to be included in Participant’s income. In no event will the Fair Market Value of the Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Stock acquired upon the exercise of Options.

17. Compliance with Section 409A.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any Section 409A Deferred Compensation payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any Section 409A Deferred Compensation payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (i) the Participant will be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes Section 409A Deferred Compensation the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Solely with respect to any Award that constitutes Section 409A Deferred Compensation and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A, without altering the definition of Change in Control for any purpose in respect of such Award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Options or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Options or Appreciation Rights) in exchange for cash, other awards or Options or Appreciation Rights with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price of the original Options or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Options and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any Dividend Equivalent Rights or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

19. Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable.

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with Participating Company Group, nor will it interfere in any way with any right any Participating Company would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(d) No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted Officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any Employee for any purposes of this Plan or Awards granted hereunder.

(f) No Participant will have any rights as a Stockholder with respect to any Stock subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Stock upon the share records of the Company.

(g) The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Participating Company Group to the Participant.

(h) Except with respect to Options and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A. The Committee also may provide that deferred issuances and settlements include the crediting of Dividend Equivalent Rights or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22. Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Participating Company Group. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the any Participating Company or with which any Participating Company merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not Employees or Directors of the Participating Company Group prior to such acquisition or merger.

(c) Any Stock that is issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000464064_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Nominees 1a. Melvin L. Keating 1b. Young-Joon Kim 1c. IIbok Lee 1d. Camillo Martino 1e. Gary Tanner 1f. Nader Tavakoli MAGNACHIP SEMICONDUCTOR CORPORATION C/O MAGNACHIP SEMICONDUCTOR, INC. 60 SOUTH MARKET STREET SUITE 750 SAN JOSE, CA 95113 VOTE BY INTERNET - www.proxyvote.com Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MX2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Advisory (non-binding) vote to approve the compensation of our named executive officers for 2019. 3. Ratification of the Board’s election of Samil PricewaterhouseCoopers as our independent registered public accounting firm for 2020. 4. Approval of the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000464064_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com MAGNACHIP SEMICONDUCTOR CORPORATION Annual Meeting of Stockholders June 11, 2020 8:00 P.M. EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Young-Joon Kim and Theodore Kim, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MAGNACHIP SEMICONDUCTOR CORPORATION that the stockholder(s) is/are entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 8:00 P.M., EDT, on Thursday, June 11, 2020, via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MX2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy authorizes Young-Joon Kim and Theodore Kim to vote at his or her discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. Continued and to be signed on reverse side